UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUALITY SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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18111 Von Karman Avenue, Suite 700
Irvine, California 92612
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2015

To the Shareholders of Quality Systems, Inc.:

The annual meeting of shareholders of Quality Systems, Inc. will be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2015, at 1:00 p.m. Pacific Time, for the following purposes:

1.
to elect nine persons to serve as directors of our company until the 2016 annual meeting of shareholders. Our nominees for election to our Board of Directors ("Board") are named in the attached proxy statement, which is a part of this notice;

2.	to conduct an advisory vote to approve the compensation for our named executive officers;

3.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016;

4.	to approve the Quality Systems, Inc. 2015 Equity Incentive Plan; and

5.	to transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

All shareholders are cordially invited to attend the annual meeting in person. Only shareholders of record at the close of business on June 16, 2015, are entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it in the enclosed addressed envelope. Your promptness in returning the proxy card will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the annual meeting even if you cannot attend the meeting in person. You may also vote by telephone or Internet by following the instructions on the proxy card. If you return your proxy card or vote by telephone or Internet, you may nevertheless attend the annual meeting and vote your shares in person. Shareholders whose shares are held in the name of a broker or other nominee and who desire to vote in person at the meeting should bring with them a legal proxy.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF OUR DIRECTOR NOMINEES NAMED ON THE ENCLOSED PROXY CARD. OUR BOARD ALSO RECOMMENDS A VOTE “FOR” PROPOSALS 2, 3 AND 4.

By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
Jocelyn A. Leavitt
Executive Vice President, General Counsel and Secretary
Irvine, California
July 2, 2015

18111 Von Karman Avenue, Suite 700
Irvine, California 92612
______________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 11, 2015
_________________________
PROXY STATEMENT
_________________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors (“Board”) of Quality Systems, Inc. (“Quality Systems,” the “Company,” “us,” “we” or “our”) for use at our annual meeting of shareholders to be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2015, at 1:00 p.m. Pacific Time, and at any and all adjournments and postponements thereof. All shares represented by each properly submitted and unrevoked proxy received in advance of the annual meeting will be voted in the manner specified therein.
Any shareholder has the power to revoke the shareholder’s proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary prior to or at the annual meeting, by voting again on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to 11:59 P.M. Eastern Time on August 8, 2015 will be counted), by submitting to our Secretary, prior to or at the annual meeting, a later dated proxy card executed by the person executing the prior proxy, or by attendance at the annual meeting and voting in person by the person submitting the prior proxy.
Any shareholder who holds shares in street name and desires to vote in person at the annual meeting should inform the shareholder’s broker of that desire and request a legal proxy from the broker. The shareholder will need to bring the legal proxy to the annual meeting along with valid picture identification such as a driver’s license or passport, in addition to documentation indicating share ownership. If the shareholder does not receive the legal proxy in time, then the shareholder should bring to the annual meeting the shareholder’s most recent brokerage account statement showing that the shareholder owned Quality Systems, Inc. common stock as of the record date. Upon submission of proper identification and ownership documentation, we should be able to verify ownership of common stock and admit the shareholder to the annual meeting; however, the shareholder will not be able to vote at the annual meeting without a legal proxy. Shareholders are advised that if they own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and the shareholder’s vote will not be counted unless the shareholder appears at the annual meeting and votes in person or legally appoints another proxy to vote on its behalf.
We will bear all expenses in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock. Our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

This proxy statement, the accompanying proxy card and our 2015 annual report are being made available to our shareholders on or about July 2, 2015.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on August 11, 2015.
This proxy statement, the notice of our 2015 annual meeting of shareholders and the Company’s 2015 annual report to shareholders are available on our website at http://investor.qsii.com/annual-proxy.cfm.

OUTSTANDING SHARES AND VOTING RIGHTS
Only holders of record of the 60,297,562 shares of our common stock outstanding at the close of business on the record date, June 16, 2015, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof. A majority of the outstanding shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All properly submitted and unrevoked proxies will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Each shareholder will be entitled to one vote, in person or by proxy, for each share of common stock held on the record date. However, under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate who has been properly placed in nomination a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder is entitled to vote, or to distribute such votes on the same principle among as many properly nominated candidates (up to the number of persons to be elected) as the shareholder may wish. If cumulative voting applies at the annual meeting, the cumulative number of votes a shareholder may cast in director elections will be equal to the number of shares held by such shareholder on the record date multiplied by nine (the number of directors to be elected at the annual meeting).
Whether the election of directors is by plurality vote or cumulative voting with respect to Proposal No. 1, the nine director nominees who receive the highest number of affirmative votes will be elected; abstentions and broker non-votes will have no effect on this proposal. See “Additional Information on the Mechanics of Cumulative Voting” below for more information on the operation of cumulative voting. In circumstances where there is a contested election and/or one or more of our shareholders demand that cumulative voting apply to the election of directors, our Board has delegated authority to its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2015 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2015 annual meeting.
Approval of Proposal No. 2, an advisory vote to approve the compensation of our named executive officers, will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 3, the ratification of the appointment of our independent registered public accounting firm, is not required. However, this proposal will be considered approved if the vote constitutes both: (i) the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the quorum. For purposes of this proposal, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes for or against the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote against the proposal.
Approval of Proposal No. 4, the approval of the Quality Systems, Inc. 2015 Equity Incentive Plan, will be approved if the vote constitutes the affirmative vote of a majority of common stock present in person or represented by proxy and voting on the proposal. For purposes of this proposal, abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as "Against" votes. Broker non-votes will be counted towards a quorum, but will have no effect on the outcome of the vote.
Additional Information on the Mechanics of Cumulative Voting
In the event cumulative voting applies, all shareholders will have the right to cumulate their votes in the election of directors. Cumulative voting means that each shareholder may cumulate such shareholder’s voting power for the election by distributing a number of votes, determined by multiplying the number of shares held by the shareholder as of the record date by nine (the number of directors to be elected at the annual meeting). Such shareholder may distribute all of the votes to one individual director nominee, or distribute such votes among any two or more director nominees, as the shareholder chooses. If you do not specifically instruct otherwise, the proxy being solicited by our Board will confer upon the proxy holders the authority, in the event that cumulative voting applies, to cumulate votes at the instruction and discretion of our Board or any committee thereof so as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Our

Board has directed the Proxy Voting Committee to exercise such authority on the Board’s behalf (described under “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Charters—Proxy Voting Committee”). Using this discretion, the Proxy Voting Committee may vote your shares for fewer than nine nominees.
If you elect to grant us your proxy and do not specifically instruct otherwise, you are authorizing the proxy holders to vote your shares in accordance with the discretion and at the instruction of the Board (or an authorized committee thereof), including to cumulate your votes in favor of certain nominees (rather than allocating votes equally among the nominees) and to determine the specific allocation of votes to individual nominees. You may withhold your authority to vote for one or more nominees, in which case the Proxy Voting Committee will retain discretion to allocate your votes among our other nominees unless you specifically instruct otherwise. Under no circumstances may the proxy holders cast your votes for any nominee from whom you have withheld authority to vote.
For example, a proxy marked “FOR ALL EXCEPT” may only be voted for those of our director nominees for whom you have not otherwise specifically withheld authority to vote, a proxy marked “WITHHELD ALL” may not be voted for any of our director nominees, and a proxy marked “FOR ALL” may be voted for all of our director nominees. In exercising its discretion with respect to cumulating votes, our Proxy Voting Committee may instruct, in its sole judgment, the proxy holders to cumulate and cast the votes represented by your proxy for any of our director nominees for whom you have not otherwise withheld authority. For example, if you grant a proxy with respect to shares representing 900 cumulative votes, and mark “FOR ALL EXCEPT” one of our director nominees, the Proxy Voting Committee may instruct the proxy holders to cast the 900 votes for any or all of our eight other director nominees; of those eight other director nominees, moreover, the Proxy Voting Committee may allocate the 900 votes among them as it determines, such that each of those other director nominees may receive unequal portions of the 900 votes or none at all.
In the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting. Accordingly, if you grant a proxy to us and have not specifically instructed otherwise, your shares will be voted for our director nominees at the discretion of the Proxy Voting Committee with respect to all of your shares (except that the Proxy Voting Committee will not be able to vote your shares for a candidate from whom you have withheld authority to vote). If you wish to exercise your own discretion as to allocation of votes among nominees, and you are a record holder of shares, you will be able to do so by attending the meeting and voting in person, by appointing another person as your representative to vote on your behalf at the meeting, or by providing us with specific instructions as to how to allocate your votes.
A holder of record who wishes to invoke cumulative voting must submit a proxy card by mail, check the box indicating the exercise of cumulative voting and hand mark the number of votes such holder wishes to allocate to each particular nominee next to the name of such nominee on the enclosed proxy card. A holder of record who wishes to provide vote allocation instructions, in the event that cumulative voting applies, must submit a proxy card by mail and should hand mark the number of votes such holder wishes to allocate to any particular nominee next to the name of such nominee on the enclosed proxy card. If you provide vote allocation instructions for less than all of the votes that you are entitled to cast, the proxy holders will retain discretionary authority to cast your remaining votes pursuant to the instructions of the Proxy Voting Committee, except for any nominee for whom you have withheld authority by marking the “FOR ALL EXCEPT” box. If you wish to grant the proxy holders discretionary authority to allocate votes among all our nominees you may check the “FOR ALL” box, but you are not required to do so. The proxy holders will retain discretionary authority to allocate votes among all our nominees except where you provide a specific instruction by hand marking the number of votes to be allocated or by marking the “FOR ALL EXCEPT” box.
Any shareholder who holds shares in street name and desires to specifically allocate votes among nominees, in the event cumulative voting applies, may do so by either informing the shareholder’s broker, banker or other custodian of the shareholder’s desire to attend the annual meeting, and requesting a legal proxy to attend the meeting, or by providing the broker, banker or other custodian with instructions as to how to allocate votes among nominees, which can then be delivered to the Company. Because each broker, banker or custodian has its own procedures and requirements, a shareholder holding shares in street name who wishes to allocate votes to specific nominees should contact its broker, banker or other custodian for specific instructions on how to obtain a legal proxy or provide vote allocation instructions.
We have not received notice that any of our shareholders currently intends to invoke cumulative voting. In addition, because the Board has not nominated more than nine director nominees for election at the annual meeting, and because the deadline for the submission of director nominees for the 2015 annual meeting has passed, we believe it is less likely that cumulative voting will be invoked at the 2015 annual meeting; however, in the event cumulative voting is invoked, the foregoing mechanics will apply.
Please note you will not be able to submit vote allocation instructions for director elections if you grant a proxy by telephone or the Internet.

CAUTION CONCERNING FORWARD LOOKING STATEMENTS
Statements made in this proxy statement that are not historical in nature, or that state our or our management’s intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements can often be identified by the use of forward-looking language, such as “could,” “should,” “will,” “will be,” “will lead,” “will assist,” “intended,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” or “estimate” or variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance. These forward-looking statements may include, without limitation, discussions of our product development plans, business strategies, future operations, financial condition and prospects, developments in and the impacts of government regulation and legislation and market factors influencing our results.
Forward-looking statements involve risks, uncertainties and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risk factors discussed under “Risk Factors” in our Annual Report on Form 10-K for fiscal year ended March 31, 2015, as well as factors discussed elsewhere in this and other reports and documents we file with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time unless required by law. Interested persons are urged to review the risks described under “Risk Factors” and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal year ended March 31, 2015, as well as in our other public disclosures and filings with the SEC.

ELECTION OF DIRECTORS
(Proposal No. 1)
Proposal No. 1 concerns the election of the following director nominees: Craig A. Barbarosh, George H. Bristol, Rusty Frantz, James C. Malone, Jeffrey H. Margolis, Morris Panner, D. Russell Pflueger, Sheldon Razin and Lance E. Rosenzweig. The Nominating and Governance Committee has nominated each of Messrs. Barbarosh, Bristol, Frantz, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig for election as a director. Each of our director nominees has consented to being named in this proxy statement and has agreed to serve as a director if elected. Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting or until their respective successors are duly elected and qualified. One of our current directors, Steven T. Plochocki, will not stand for reelection at the 2015 annual meeting.
Each of our director nominees currently serves on the Board and was elected by the shareholders at the 2014 annual meeting other than Mr. Frantz. Effective June 30, 2015, Mr. Plochocki resigned from his position with the Company as President and Chief Executive Officer, but will remain a director of the Company until his successor is duly elected and qualified. Mr. Frantz was appointed as Mr. Plochocki’s successor as the Company's President and Chief Executive Officer and serves as the Company’s President and Chief Executive Officer, effective July 1, 2015. In connection with Mr. Frantz’s appointment, the Nominating and Governance Committee recommended to the Board the inclusion of Mr. Frantz as our director nominee.
Certain information with respect to our nine director nominees is set forth below. Although we anticipate that each nominee will be available to serve as a director, if any nominee becomes unavailable to serve, the proxies will be voted for another person as may be or has been designated by our Board.
Unless the authority to vote for one or more of our director nominees has been withheld in a shareholder’s proxy or specific instructions to vote otherwise have been given, the persons named in the proxy as proxy holders intend to vote at the annual meeting “For” the election of each nominee presented below. In the event cumulative voting applies to the election of the directors, our Board has authorized its Proxy Voting Committee to provide instruction to such proxy holders to vote the proxies solicited hereby in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated.
At the annual meeting, in the event cumulative voting applies, unless you specifically instruct otherwise, the Proxy Voting Committee will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of our director nominees, and will provide instructions as to the order of priority of the Board candidates in the event that fewer than all of our Board candidates are elected. The Proxy Voting Committee has not yet made any determination as to the order of priority of candidates to which it would allocate votes in the event cumulative voting applies, and expects to make this determination, if necessary, at the annual meeting.
In the election of directors, assuming a quorum is present, the nine nominees receiving the highest number of votes cast at the meeting will be elected directors.
All properly submitted and unrevoked proxies will be counted for purposes of determining whether a quorum is present, including those providing for abstention or withholding of authority and those submitted by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.
Based on definitions of independence established by The Nasdaq Stock Market (“Nasdaq”), SEC rules and regulations, guidelines established in our Bylaws, and the determinations of our Nominating and Governance Committee and our Board, Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Razin and Rosenzweig are independent. Mr. Frantz is a member of our management team and will be a non-independent director if elected.
The Nasdaq independence definition includes a series of objective tests, such as that the director or director nominee is not and has not been for the past three years an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our Board has made a subjective determination as to each independent director and director nominee that no relationships exist which, in the opinion of our Board, would interfere with the exercise of independent judgment of such director or director nominee in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by our directors, director nominees and management with regard to each director’s and director nominee’s business and personal activities as they may relate to our management and us. The independent members of our Board meet periodically in executive session without management.

OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NAMED BELOW AND LISTED ON THE PROXY CARD.
John (“Rusty”) Frantz, age 48, is our President and Chief Executive Officer effective July 1, 2015. Previously, he served as Senior Vice President and General Manager, Global Dispensing Division, of CareFusion Corp., a San Diego-based global corporation serving the health care industry, providing products and services that assist hospitals in improving the safety and quality of care, from 2011 until March 2015, when CareFusion was acquired by Becton, Dickinson and Company. He also served from 2010 to 2011 as Vice President, Research and Development, for CareFusion’s Pyxis business unit, from 2008 to 2010 as General Manager of CareFusion’s Pyxis Perioperative Solutions, and from 2007 to 2008 as CareFusion’s Vice President, Marketing, Supply Technologies. Prior to his employment with CareFusion, Mr. Frantz served as Vice President, Marketing, at Cerfidia Solutions, Vice President, Marketing and Product Management, at Amphire Solutions, Co-Founder and Vice President, Engineering, at OutPurchase, and held various other management positions in the health care industry. Mr. Frantz holds a Master of Science degree in engineering from Stanford University and a Bachelor of Science degree in engineering from the Maine Maritime Academy. Mr. Frantz’s position as our President and Chief Executive Officer will provide our Board with the perspective of a person involved in the Company’s day to day activities.
Craig A. Barbarosh, age 47, is a director. Mr. Barbarosh is a partner at the international law firm of Katten Muchin Rosenman LLP, a position he has held since June 2012. From January 1999 until June 2012, Mr. Barbarosh was a partner of the international law firm of Pillsbury Winthrop Shaw Pittman LLP. Mr. Barbarosh is a nationally recognized restructuring expert. He served in several leadership positions while a partner at Pillsbury including serving on the firm’s Board of Directors, as the Chair of the firm’s Board’s Strategy Committee, as a co-leader of the firm’s national Insolvency & Restructuring practice section and as the Managing Partner of the firm’s Orange County office. At Katten, Mr. Barbarosh is a member of the firm’s Executive and Operating Committee and Board of Directors. Mr. Barbarosh received a Juris Doctorate from the University of the Pacific, McGeorge School of Law in 1992, with distinction, and a Bachelor of Arts in Business Economics from the University of California at Santa Barbara in 1989. Mr. Barbarosh received certificates from Harvard Business School for completing executive education courses on Private Equity and Venture Capital (2007) and Financial Analysis for Business Evaluation (2010). Mr. Barbarosh is also a frequent speaker and author on restructuring and governance topics. Mr. Barbarosh, as a practicing attorney specializing in the area of financial and operational restructuring and related mergers and acquisitions, provides our Board with experienced guidance on similar transactions involving our company. Mr. Barbarosh is also a director of Sabra Health Care REIT, Inc. (Nasdaq: SBRA), where he is the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Barbarosh has been a director since 2009.
George H. Bristol, age 66, is a director. Mr. Bristol is a Managing Director of Janas Associates, a corporate financial advisor, a position he has held since 2010. From August 2006 until March 2010 he served as Managing Director-Corporate Finance of Crowell Weedon & Co. From November 2002 until August 2006, he was a member and Chief Financial Officer of Vantis Capital Management, LLC, a registered investment advisor which managed the Vantis hedge funds totaling over $1.4 billion from November 2002. Prior to Vantis, he was an investment banker with several firms including Ernst & Young, Paine Webber, Prudential Securities and Dean Witter. He is a graduate of the University of Michigan and Harvard Business School. Mr. Bristol’s experience at Janas, Vantis and his various corporate finance positions provides our Board with insight from someone with direct responsibility for strategic and transactional financial matters. Mr. Bristol has been a director since 2008.
    James C. Malone, age 66, is a director. Mr. Malone has more than 35 years of financial leadership experience, having held the Chief Financial Officer position at several global healthcare companies. Currently, Mr. Malone is the Executive Vice President and Chief Financial Officer of XIFIN, Inc. a financial cloud computing company dedicated to optimizing the economics of healthcare, since February 2015. Mr. Malone served as the Chief Financial Officer and Executive Vice President of American Well Inc., a software technology and services company that brings healthcare into the homes and workplaces of patients, from September 2010 to January 2015. He served as Chief Financial Officer of Misys PLC, a multinational software company, from June 2007 to January 2009 and served as its Executive Vice President until January 2009. He joined Misys from The TriZetto Group, Inc., a provider of healthcare IT solutions and services to payers and providers, where he served as Chief Financial Officer from March 2004 to June 2007, Vice President of Finance from January 2004 until his appointment as CFO, Executive Vice President of Finance from January 2006 to June 2007, Senior Vice President of Finance from January 2004 until January 2006 and also served as its Principal Accounting Officer. Prior to this, he served as Chief Financial Officer, Senior Vice President and Chief Administrative Officer of IMS Health Inc., a provider of information, services and technology for the healthcare industry. He served as Senior Vice President and Controller of Cognizant Corporation from 1995 to 1997. Mr. Malone also held management positions at Dun & Bradstreet, Reuben H. Donnelley, and Siemens AG and served as audit manager at Price Waterhouse. He also served as an executive director of Misys PLC from June 2007 to January 2009 and served as director of Allscripts Healthcare Solutions, Inc. (alternate name, Allscripts-Misys Healthcare Solutions, Inc.), which provides practice management and electronic health record technology to healthcare providers, from October 2008 to January 2009. He also served as a director of Cognizant Technology Solutions, Inc. Mr. Malone received his BS in Accounting from St. Francis College in 1973 and attended Pace University for graduate work in tax. He received his Certified Public Accountant certification from the State of New York in 1975. Mr. Malone’s qualifications as a director include his experience as a Chief Financial Officer in the technology industry (including in the health care technology sector) and his experience as an executive officer and director of various companies. Mr. Malone has been a director since 2013.
Jeffrey H. Margolis, age 52, is a director. Currently, Mr. Margolis is chairman and CEO of Welltok, Inc., an early-stage healthcare consumer engagement and platform-as-a-service enterprise. Mr. Margolis is Chairman Emeritus of TriZetto Corporation, a recognized leader of in the provision of health information technology for payers and providers and the originator of the industry-vertical SaaS model, where he served as the founding CEO beginning in 1997, served as Chairman and CEO of TriZetto until 2010 (publically traded on NASDAQ from October 1999 - August 2008), and continued as Chairman until October 2011. Mr. Margolis also served as Senior Executive Advisor to the Oliver Wyman Health Innovation Center, an organization that identifies and disseminates ideas and best practices that aim to transform healthcare, during 2012 and 2013. From 1989 to 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corp. and its predecessors, a publicly-traded company that focused on the delivery of managed group and individual health care insurance and hospital and ambulatory-based clinical services along with a broad array of healthcare ancillary services. Earlier in his career, Mr. Margolis served in various positions with Andersen Consulting including his final position as Manager, Healthcare Consulting. Margolis currently serves on the board of directors of Alignment Healthcare, Inc., a private, for-profit population health management entity. He has previously served on a variety of other for-profit boards. He also serves on a number of not-for-profit boards of directors, and is currently a director of Hoag Hospital in Newport Beach. He is a member of the board of governors at Cedars-Sinai in Los Angeles, California and is on the Advisory Boards of the University of California at Irvine’s Center for Healthcare Management & Policy and Center for Digital Transformation. A published author on topics of healthcare information technology and systems, Mr. Margolis earned a bachelor’s degree in business administration/management information systems with high honors from the University of Illinois in 1984, and holds CPA certificates (currently inactive) in Colorado and Illinois. Mr. Margolis has been a director since 2014.
Morris Panner, age 52, is a director. Mr. Panner is a long tenured executive with expertise in both healthcare software companies, including SaaS capabilities, and the law. Currently, Mr. Panner is the Chief Executive Officer of DICOM Grid, a cloud-based healthcare software company that manages diagnostic imaging and related healthcare data. Prior to joining DICOM Grid in September 2011, Mr. Panner was the Chief Executive Officer of Townflier, Inc. and related affiliates that provide group communications services, from May 2010 to August 2011. Previously, from April 2000 to May 2010, he was Chief Executive Officer of OpenAir, Inc., a SaaS project management company, which he led from start-up to its successful acquisition by NetSuite Inc., the provider of an integrated web-based business software suite, in 2008. Following the acquisition, Panner led the OpenAir division of NetSuite, during which time he oversaw the acquisition and integration of OpenAir’s nearest competitor, QuickArrow, Inc., as well as the expansion of OpenAir internationally. Mr. Panner served as Chairman of the Board of the Software Division of the Software and Information Industry Association. Mr. Panner is a lawyer who served as an Assistant United States Attorney, the Resident Legal Advisor in Bogota, Columbia for the U.S. Department of Justice and as the Principal, Deputy Chief of the Narcotics and Dangerous Drug Section of the U.S. Department of Justice. He currently serves on the board of directors of Unanet Technologies, Inc., a software development company specializing in services automation solutions for project-based companies, where he has served since 2012, and on the board of Drug Strategies, a nonprofit research institution on issues of drug addiction and treatment, and as an advisor to the Harvard Center for International Criminal Justice. Mr. Panner was previously a director of the Washington Office on Latin America, a not-for-profit organization, from 2003 to 2009. Mr. Panner graduated from Yale College with a BA in History in 1984 and from the Harvard Law School with a JD in 1988. Mr. Panner’s qualifications as a director include his executive experience at software companies, including at health care software companies, and his legal training. Mr. Panner has been a director since 2013.
D. Russell Pflueger, age 51, is a director. Mr. Pflueger is an investor and serial entrepreneur with over 25 years of experience in healthcare and over 30 issued patents. He is the founder of Quiescence Medical, Inc., a medical device development company working on novel approaches to the treatment of sleep apnea, and has served as its Chairman and Chief Executive Officer since its inception in 2002. Mr. Pflueger’s background includes R&D and sales positions at organizations including the National Institutes of Health, Pfizer, Baxter Healthcare and Beech Street. He also helped form, manage and sell a major medical practice and surgery center. He was a semi-finalist for the Ernst & Young Orange County Entrepreneur of the Year award in 1999. In 2002, he sold Pain Concepts, Inc., a minimally invasive spinal device company he founded to Stryker, Inc. (SYK:NYSE) for a publicly reported $42.5 million. Mr. Pflueger is an active investor in many public and private companies and also various real estate interests. He played collegiate basketball and golf, holds a Chemical Engineering degree from Texas A&M University and a Master’s Degree in Business Administration degree with top honors from the University of California at Irvine. Mr. Pflueger brings to our Board experience in the healthcare industry as an entrepreneur and corporate and government employee, as well as his diverse work-related experiences in research and development, sales and executive management. Mr. Pflueger has been a director since 2006.
Sheldon Razin, age 77, is a director. He is the founder of our company and has served as our Chairman of the Board since our incorporation in 1974. Throughout his tenure as our Chairman, Mr. Razin has received several awards recognizing his service and contributions as a director. Mr. Razin’s honors at the national level include: winner in the Software Category of TechAmerica’s 52nd Annual Innovator Awards in 2010 and Chairman of the Year in the 2009 American Business Awards. He was also honored as a Director of the Year in Orange County’s 16th Annual Forum for Corporate Directors Awards in 2011, as the

2009 Ernst & Young Entrepreneur of the Year in the Healthcare Category for the Orange County and Desert Cities region and as a Finalist at the national level, and with the Excellence in Entrepreneurship Award from the Orange County Business Journal in 2009. Mr. Razin also served as our Chief Executive Officer from 1974 until April 2000. Since our incorporation until April 2000, he also served as our President, except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as our Treasurer from our incorporation until October 1982. Prior to founding our company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of our predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin, as our founder, brings valuable knowledge to our Board regarding our history, operations, technology and marketplace. As evidenced by his awards, he has been and continues to be a technology and healthcare visionary as well as an outstanding entrepreneur whose insights and guidance are invaluable to Quality Systems. Mr. Razin has been a director since 1974.
Lance E. Rosenzweig, age 52, is a director. Mr. Rosenzweig has served, since January 2015, as Operating Partner of Marlin Equity Partners, a global investment firm focused on providing corporate parents, shareholders and other stakeholders with tailored solutions that meet their business and liquidity needs. Previously, Mr. Rosenzweig served as Chief Executive Officer and President, Global markets for Aegis USA, Inc., a leading business process outsourcing company with over 18,000 employees that services major corporations in the healthcare, financial services and other industries, from 2013 through the company’s sale to Teleperformance for $610 million in 2014. Mr. Rosenzweig served as the founder and Chief Executive Officer of LibertadCard, Inc., a provider of pre-paid debit and remit cards, since the company's inception in 2010 until November 2013. Mr. Rosenzweig has also co-founded and served as Chairman of the Board of PeopleSupport, Inc., a business process outsourcing company with over 8,000 employees and operations in the US, the Philippines and Costa Rica, since its inception in 1998, and as PeopleSupport’s Chief Executive Officer from 2002 through the company’s sale in 2008 for $250 million. Under Mr. Rosenzweig’s leadership as CEO, PeopleSupport went public in an IPO, was ranked by Fortune as the 9th fastest growing small public company in the U.S. and was named employer of the year in the Philippines. From 1993 to 1997, Mr. Rosenzweig was a founder, Chairman of the Board and President of Newcastle Group, a privately held plastics manufacturing company. He was also a founder of Unisite, a privately held wireless cell site management company, acquired by American Tower in 2000 for more than $200 million. Prior to 1993, Mr. Rosenzweig was a divisional vice president at GE Capital; a vice president in the investment banking group of Dean Witter (now Morgan Stanley); a vice president in the investment banking group of Capel Court Pacific, an Australian investment banking firm; and, a corporate planning manager of Jefferson Smurfit Group, a multinational packaging company. Mr. Rosenzweig has a BS in Industrial Engineering and an MBA with honors every term, both from Northwestern University. Mr. Rosenzweig brings significant experience in international operations and successful offshore ventures. Mr. Rosenzweig has been a director since 2012.

NON-DIRECTOR EXECUTIVE OFFICERS

Daniel J. Morefield, age 56, was appointed Executive Vice President and Chief Operating Officer in September of 2012. Mr. Morefield brings more than 30 years of experience to our Company, having spent the past decade serving in various operational and technology leadership roles. Most recently, Mr. Morefield was president and chief executive officer at LEADS360, Inc., the country’s largest and most successful sales lead management system company from 2008 to 2011. Previously, Mr. Morefield was chief operations officer at Experian Consumer Direct, a consumer credit report monitoring business, from 2006 to 2007. Mr. Morefield joined Overture Services, Inc., a paid search company, in 2001 and was Chief Information Officer from 2002 to 2005. Mr. Morefield holds a Bachelor of Arts degree in management science (quantitative economics) from the University of California, San Diego.
Jocelyn A. Leavitt, age 32, was appointed our Executive Vice President, General Counsel and Secretary in June 2013. Ms. Leavitt has been with the Company since December 2011 and previously served as our Vice President, Associate General Counsel. Prior to joining our company, Ms. Leavitt served as the Senior Corporate Counsel of CoreLogic, Inc. (NYSE: CLGX), a leading property information, analytics and services provider to the real estate and mortgage finance, insurance, transportation, capital markets and government sectors, from March to December in 2011. From 2007 to 2011, Ms. Leavitt was a corporate associate with the law firm of Latham & Watkins LLP where her practice focused on general corporate matters including public company representation, securities matters, mergers and acquisitions and capital markets. Ms. Leavitt holds a B.A. in English and Political Science from the University of California, Berkeley, a J.D. from Harvard Law School and is admitted to practice by the State Bar of California.
Stephen K. Puckett, age 50, was appointed our Executive Vice President and Chief Technology Officer in September 2012, prior to which he served as the Executive Vice President of our Hospital Solutions Division (formerly known as the Inpatient Solutions Division) since January 2011. From June 2009 to January 2011, Mr. Puckett served as our Senior Vice President and General Manager of Inpatient Solutions, during which time the inpatient solutions offerings were still managed within our NextGen Division. From September 1992 to May 1997, Mr. Puckett was co-founder, President and Chairman of the Board of MicroMed Healthcare Information Systems, Inc., a developer and marketer of practice management systems for medical group practices that we acquired in May 1997. Mr. Puckett began his career at Accenture and later worked in the inpatient sector at Gerber Alley, which became a part of McKesson. Mr. Puckett holds an Industrial Management degree from the Georgia Institute of Technology.
John K. Stumpf, age 48, was appointed our interim Chief Financial Officer in April 2015. Mr. Stumpf served the Company as its Senior Vice President, Corporate Controller and Treasurer since November 2012. Prior to joining the Company, Mr. Stumpf served as Kaiser Production Systems Manager at Kaiser Aluminum Corporation from 2011 to 2012. Earlier in his career, Mr. Stumpf owned a consulting practice, providing technical and operational accounting services for client companies from 2008 to 2011. Mr. Stumpf is a Certified Public Accountant in California and holds a Bachelor of Science, Business Administration degree from California Polytechnic State University, San Luis Obispo.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the related footnotes, the following table sets forth information with respect to the beneficial ownership of our common stock as of the record date, June 16, 2015, by:

•	each of our directors and director nominees;

•	each of our current named executive officers ("NEOs");

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities. To our knowledge, unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as indicated in the footnotes to the table below, shares of common stock underlying options, if any, that currently are exercisable or are scheduled to become exercisable for shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 60,297,562 shares of common stock outstanding as of the record date, June 16, 2015.
Unless otherwise indicated, the address of each of the beneficial owners named in the table is c/o Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612. Messrs. Barbarosh, Bristol, Malone, Margolis, Panner, Pflueger, Plochocki, Razin and Rosenzweig are current directors of our Company. Mr. Frantz and each of our current directors, other than Mr. Plochocki, are our director nominees. Messrs. Frantz, Morefield, Puckett and Stumpf and Ms. Leavitt are our NEOs.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Beneficially Owned

Sheldon Razin	10,220,176	(1)	16.9%
Craig A. Babarosh	22,578		*
George H. Bristol	33,782	(2)	*
James C. Malone	10,916		*
Jeffrey H. Margolis	15,868		*
Morris Panner	10,916		*
D. Russell Pflueger	39,536	(3)	*
Lance E. Rosenzweig	13,359		*
Rusty Frantz	—		*
Steven T. Plochocki	51,822	(4)	*
Jocelyn A. Leavitt	18,225	(5)	*
Daniel J. Morefield	16,333	(6)	*
Stephen K. Puckett	54,444	(7)	*
John K. Stumpf	6,700	(8)	*
Ahmed Hussein	5,687,696	(9)	9.4%
Brown Capital Management, LLC	4,373,598	(10)	7.3%
Blackrock, Inc.	4,041,067	(11)	6.7%
All directors and executive officers as a group (14 persons)	10,514,655	(12)	17.4%
___________________

*	Represents less than 1.0%.

(1)	Includes 10,000 shares underlying options.

(2)	Includes 10,000 shares underlying options.

(3)	Includes 10,000 shares underlying options.

(4)	Includes 40,700 shares underlying options.

(5)	Includes 12,800 shares underlying options.

(6)	Includes 8,000 shares underlying options.

(7)	Includes 48,650 shares underlying options.

(8)	Includes 6,700 shares underlying options.

(9)	This information is derived from a Form 4 filed by Ahmed Hussein on August 27, 2012. According to the Form 4, Mr. Hussein has beneficial ownership of 5,687,696 shares.

(10)
This information is derived from a Schedule 13G/A filed by Brown Capital Management LLC on February 2, 2015. According to the Schedule 13G/A, Brown Capital Management LLC had sole power to vote of 2,450,377 shares, sole power to dispose of 4,373,598 shares and zero (-0-) shared voting power to vote or dispose of shares. The address for Brown Capital Management LLC is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(11)
This information is derived from a Schedule 13G/A filed by Blackrock, Inc. on January 29, 2015. According to the Schedule 13G/A, Blackrock, Inc. had sole power to vote of 3,929,206 shares, sole power to dispose of 4,041,067 shares and zero (-0-) shared voting power to vote or dispose of shares. The address for Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(12)	Includes 146,850 shares underlying options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options under all of our equity compensation plans as of March 31, 2015.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation (excluding Securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,636,176	(1)	$24.82	2,298,488	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	1,636,176	(1)	$24.82	2,298,488	(2)
___________________

(1)	Represents shares of common stock underlying options outstanding under our 2005 Plan.

(2)
Represents shares of common stock available for issuance under options or awards that may be issued under our 2005 Plan. The material features of these plans are described in Note 12 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2015.

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section describes our executive compensation programs for our fiscal year 2015 named executive officers or NEOs, who were:

•	Steven T. Plochocki -- Former President and Chief Executive Officer, resigned June 30, 2015

•	Paul A. Holt -- Former Executive Vice President and Chief Financial Officer, resigned April 12, 2015

•	Daniel J. Morefield -- Executive Vice President and Chief Operating Officer

•	Stephen K. Puckett -- Executive Vice President and Chief Technology Officer

•	Jocelyn A. Leavitt -- Executive Vice President, General Counsel and Secretary
Changes in Management Team
On April 12, 2015, Mr. Holt, our former Executive Vice President and Chief Financial Officer resigned. On April 12, 2015, John K. Stumpf, previously our Senior Vice President, Controller and Treasurer, was appointed the Company’s Interim Chief Financial Officer. For purposes of discussing our executive compensation program for our fiscal year 2016, Mr. Stumpf replaces Mr. Holt in our definition of NEOs.
On June 30, 2015, Mr. Plochocki our former President and Chief Executive Officer resigned. Mr. Plochocki will remain a director of the Company until his successor is duly elected and qualified. Mr. Frantz was appointed as Mr. Plochocki’s successor and serves as the Company’s President and Chief Executive Officer, effective July 1, 2015. For purposes of discussing our executive compensation program for our fiscal year 2016, both Messrs. Frantz and Plochocki are included in our definition of NEOs for the respective terms each has served or will serve during fiscal year 2016.
Executive Summary
Quality Systems develops and markets computer-based practice management applications, electronic health records, revenue cycle management applications and connectivity products and services to medical and dental group practices and hospitals. We compete for executive talent with a broad range of companies that are leaders in the healthcare and software industries. We believe that our compensation program:
•aligns management’s interests with the interests of our shareholders;
•rewards strong Company financial performance;
•provides responsible and balanced incentives;
•allows us to attract and retain effective executive leadership; and
•is mindful of the concerns of our shareholders and good corporate governance practices.
Continued Strong Shareholder Support for our Compensation Decisions
At our 2014 annual meeting of shareholders, our shareholders approved the compensation of our fiscal year 2014 NEOs with over 98% approval. In light of this overwhelming support from our shareholders, the Compensation Committee made no significant changes to the philosophy of our compensation program for fiscal year 2015; however, the Compensation Committee did incorporate into our fiscal year 2015 compensation program, (i) revised potential cash incentive bonus thresholds, (ii) new performance measures, and (iii) an additional performance share component. These changes to our compensation framework provided stronger retention and performance incentives for our NEOs and better alignment with our shareholders. The Compensation Committee made no significant changes to the overall design or philosophy of our compensation program for fiscal year 2016 other than revising the performance measures. The Compensation Committee will continue to evaluate our compensation programs to ensure that the management team’s interests are aligned with our shareholders’ interests to support long-term value creation.
Pay-For-Performance
We believe a significant portion of our NEOs’ compensation should be variable, at risk and tied directly to the Company’s measurable performance. Consistent with these principles, a material portion of our NEOs’ compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

Our Performance Measures
Under our 2015 Executive Compensation Program, each of our NEOs were eligible for cash and equity incentives based on (i) the percentage of increase, if any, of the Company’s consolidated revenues reported for the fiscal year over the Company’s consolidated revenues reported for the previous fiscal year (“Consolidated Revenue Growth”), (ii) the Company’s fully diluted non-GAAP earnings per share for the fiscal year (“Non-GAAP EPS”), (iii) the Company’s free cash flow for the fiscal year (“Free Cash Flow”), and (iv) the Company’s average daily closing stock price during the ninety calendar day period ending May 31st (“Average 90 Day Trading Price”) for fiscal years 2016, 2017 and 2018. All revenues and expenses associated with acquisitions or divestitures closed during the fiscal year are not included in the calculation of any of the performance measures.
Under our 2016 Executive Compensation Program, each of our NEOs will be eligible for cash and equity incentives based on (i) Consolidated Revenue Growth for fiscal year 2016, (ii) the percentage of increase, if any, of the Company’s Non-GAAP EPS reported for the fiscal year over the Company’s Non-GAAP EPS reported for the previous fiscal year (“Non-GAAP EPS Growth”), and (iii) the Company’s average daily closing stock price during the thirty calendar day period ending April 30th (“Average 30 Day Trading Price”) for fiscal years 2017, 2018 and 2019. All revenues, expenses and dilutive shares associated with acquisitions or divestitures closed during the fiscal year will not be included in the calculation of any of the performance measures.
Our Fiscal Year 2015 Performance and How our Performance is Linked to Pay
Fiscal year 2015 was a strong year for Quality Systems, financially and operationally, but also presented both new challenges and opportunities for us and the healthcare information technology sector as a whole. We saw an increase in our consolidated revenue and we exceeded our target Non-GAAP EPS and Free Cash Flow metrics. Our fiscal year 2015 revenue increased 10.2% from fiscal year 2014, our Non-GAAP EPS reached $0.62 and our Free Cash Flow was $61.6 million. Additionally, our Average 90 Day Trading Price as of May 31, 2015 was $16.01. Under our 2015 Executive Compensation Program, cash bonuses payable to our named executive officers were 138% of their respective target cash bonus amounts, and equity incentives payable to our named executive officers were zero (-0-) restricted shares. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. This incentive compensation summary does not include payments made to Mr. Holt, who was ineligible for such payments in connection with his resignation. Detailed information about these payments is presented below under the caption “Compensation Details.”
Equity as a Key Component of Compensation
We believe that the use of equity-based compensation in the form of stock options that vest in five equal, annual installments and equity-based incentives in the form of restricted shares of common stock help to align the interests of our management team with those of our long-term shareholders by encouraging long-term performance. The multi-year vesting schedule creates incentives for our officers to sustain performance over the long term and encourages retention. Under the 2015 Executive Compensation Program, equity-based compensation represented about 24% of our NEOs’ aggregate compensation opportunities, 7% of which was granted in the form of options on June 3, 2014 and 17% of which would only be granted upon the achievement of predetermined performance targets.
Responsible and Balanced Pay Opportunities that Reflect Best Practices
The Compensation Committee evaluates our compensation programs annually to ensure they provide balanced and reasonable pay opportunities and reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only Mr. Frantz, our President and Chief Executive Officer, has an employment agreement that provides for certain payments upon his termination of employment or a change in control of the Company. Mr. Plochocki, our former President and Chief Executive Officer, was previously subject to an employment agreement, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation. Detailed information about Mr. Plochocki’s separation agreement is presented below under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki.” We do not have any employment contracts, agreements, plans or other arrangements with any of our other NEOs that would provide for payments in connection with any termination of employment, change in control or change in responsibilities. The change in control arrangement in Mr. Frantz's employment agreement has a double trigger, and there are no excise tax gross-ups on any change of control severance payments that may be made.

•	No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs. Accordingly, we do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee's compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company's performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs' long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.

Commitment to Strong Governance Standards
We are committed to adopting and maintaining good corporate governance standards with respect to our compensation programs, procedures and practices. As such, our Company's and Compensation Committee's practices include the following:

•	Independent compensation committee. Our Compensation Committee designs and oversees our executive compensation programs. The Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals. These goals are tied directly to the Company's measurable performance and designed to align the interests of our executives with those of our shareholders.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants, legal counsel or other advisers to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company's insider trading policy from engaging in short-term or speculative transactions in our Company's shares.

Compensation Details
Compensation Objectives and Components
This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by executive officers and places in perspective the data presented in the tables and narratives that follow.
The Compensation Committee regularly assesses the Company’s compensation philosophy as well as target and actual compensation. The Compensation Committee is comprised solely of independent directors and has responsibility for overseeing the Company’s compensation programs, designing and managing our executive compensation programs and making recommendations to the Board concerning compensation matters for our employees and directors. The Compensation Committee attempts to create compensation paid to our NEOs that is responsible, balanced, performance based and competitive. Our executive compensation program is designed to reward achievement of specific performance goals, including continuous Company growth and increased shareholder value. By rewarding strong management performance in the achievement of these established goals, our executive compensation program helps to ensure that management’s interests are aligned with our shareholders’ and customers’ interests, with the ultimate objective of improving long-term shareholder value and customer satisfaction. To that end, our Compensation Committee designs compensation packages for our officers that include equity-based compensation as a key component. Our Compensation Committee believes that this use of equity-based compensation serves to further align the interests of our officers with those of our long-term shareholders by encouraging long-term performance. Our

Compensation Committee also strives to enable us to recruit, retain and develop effective executive talent by creating compensation opportunities that are fair in light of the Company’s performance and market position.
The Compensation Committee meets following the end of the fiscal year without any members of management present to deliberate on and approve executive officer bonuses earned under the prior fiscal year’s compensation program and approve the compensation program for the next fiscal year. During the process, the Compensation Committee reviews performance assessments of the executive officers as well as market and industry data on compensation metrics and best practices.
The Compensation Committee assesses our Company-wide compensation structure, programs and practices to help ensure that our compensation programs do not incentivize excessive risk taking. Pursuant to this assessment, the Compensation Committee believes that the balance of cash and equity compensation and the performance measures used in our compensation programs are effective and do not encourage excessive risk taking.
The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of an independent compensation consultant, legal counsel or other advisers to assist in carrying out the Compensation Committee’s duties and responsibilities. Prior to selecting a compensation adviser, the Compensation Committee shall assess whether work performed or advice rendered by such compensation adviser would raise any conflicts of interest. From time to time, the Compensation Committee has engaged independent compensation consultants to advise it on matters of Board and executive compensation. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Compensation Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also subscribed to Equilar, Inc. Insight and reviews publicly available compensation data from time to time as part of its committee and executive compensation decisions. For fiscal year 2015, there were no conflicts of interest with respect to any compensation advisers.
Key components of the 2015 Executive Compensation Program were base salary in the form of cash, stock options, and cash and equity incentive programs. The Compensation Committee views the various components of compensation as related, but distinct, and believes that a significant percentage of total compensation should be allocated to performance incentives. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on performance, internal equity, stability and other considerations the Compensation Committee deems relevant. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
The Compensation Committee provides NEOs with base salaries to compensate them for services rendered during the fiscal year. The use of base salaries provides stable compensation to officers, allows us to attract high caliber executive talent and provides a base upon which officers may be rewarded for individual performance. Base salaries for NEOs are determined based on positions and responsibilities using market data and considering individual performance, company-wide performance, future contribution potential, peer compensation levels and internal equity issues. The weight given to each of these factors can vary from individual to individual. Base salaries are intended to be set at levels that, in combination with other forms of compensation, offer the potential to attract, retain, and motivate qualified individuals. Base salaries are targeted to be moderate yet competitive.
2015 Executive Compensation Program Terms
On May 27, 2014, our Compensation Committee approved the 2015 Executive Compensation Program for our NEOs for the fiscal year ending March 31, 2015. The compensation program includes base salaries in the form of cash, options to purchase the Company’s common stock, and both cash and equity incentive compensation components. The incentive compensation components for each of our NEOs were based on Consolidated Revenue Growth, Non-GAAP EPS and Free Cash Flow for fiscal year 2015 and Average 90 Day Trading Price for fiscal years 2016, 2017 and 2018.

Base Compensation
Cash salary levels for our NEOs were set as follows:

•	Steven T. Plochocki - $618,000 (an increase from $600,000), effective August 16, 2014;

•	Paul A. Holt - $370,800 (an increase from $360,000), effective July 23, 2014;

•	Daniel J. Morefield - $453,200 (an increase from $440,000)), effective September 25, 2014;

•	Stephen K. Puckett - $370,800 (an increase from $360,000), effective June 1, 2014;

•	Jocelyn A. Leavitt - $324,450 (an increase from $315,000), effective August 16, 2014;

Equity Grant
Each NEO received a grant of options to purchase the Company’s common stock. This grant occurred on June 3, 2014. The options vest in five equal, annual installments, beginning on June 3, 2015 and will expire eight years after their grant. The options were granted under one of our shareholder approved option plans, subject to the terms of our standard stock option agreement, with an exercise price of $15.99. The number of stock options granted to each NEO is set forth in the table below.

Name	Options
Steven T. Plochocki	25,000
Paul A. Holt	20,000
Daniel J. Morefield	20,000
Stephen K. Puckett	20,000
Jocelyn A. Leavitt	20,000

The Compensation Committee determines base salaries for our NEOs after reviewing a variety of factors. The weight given to each of these factors can vary from period to period and from individual to individual. The Compensation Committee does not allocate specific, predetermined weighting to the individual factors.
When evaluating the future contribution potential of an NEO, the Compensation Committee considers, as particularly meaningful, the NEO’s historic contributions to our EPS and revenue, particularly in light of the highly competitive industry in which we operate. Significant weight also is given to the NEO’s anticipated contributions to our future growth and profitability. To a lesser extent, the Compensation Committee takes note, on an informal basis, of the competitive rates of pay in the corporate community, generally, and the relative standing of our compensatory practices in a peer group of similarly sized healthcare information technology and business software companies. The composition of this peer group is based on revenue, market capitalization, number of employees and other available data. For fiscal year 2015, this peer group (“Peer Group”) included the following companies:
•ACI Worldwide
•Accretive Health
•Advent Software
•Advisory Board
•Allscripts Healthcare Solutions, Inc.
•Ariba
•Aspen Technology
•AthenaHealth
•Blackbaud
•CommVault Systems, Inc.
•Computer Programs & Systems
•Concur Technologies
•HMS Holdings
•Informatica Corporation
•Manhattan Associates Inc.
•MedAssets, Inc.
•MicroStrategy Inc.
•NetSuite Inc.
•Omnicell
However, the Compensation Committee does not believe in relying solely on benchmarking with our Peer Group’s compensation practices or positioning our NEOs at a particular percentile relative to a given peer group or index. Instead, reference to this Peer Group generally demonstrated the NEOs to be compensated at levels that the Compensation Committee deemed fair and reasonable in light of the Company’s performance and current market position. The Compensation Committee also considered, and gave some weight, to more subjective evaluations and input from other Board members and peer assessments from other officers reflecting upon the quality of each NEO’s performance.

Cash Incentive Bonus
The following table sets forth the potential cash incentive bonus payable to each of our NEOs under the 2015 Executive Compensation Program:

Name	Potential Cash Bonus %	Potential Cash Bonus Amount
Steven T. Plochocki	50% of Salary	309,000
Paul A. Holt	50% of Salary	185,400
Daniel J. Morefield	50% of Salary	226,600
Stephen K. Puckett	50% of Salary	185,400
Jocelyn A. Leavitt	50% of Salary	162,225

For each of our NEO’s, (i) 40% of the potential cash incentive bonus was based on Consolidated Revenue Growth for fiscal year 2015, (ii) 40% of the potential cash incentive bonus was based on Non-GAAP EPS for fiscal year 2015, and (iii) 20% of the potential cash incentive bonus was based on Free Cash Flow for fiscal year 2015. The portions of the potential cash incentive bonus based on Consolidated Revenue Growth for fiscal year 2015 were determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
< 4%	—%
4.0%	20.0%
5.0%	40.0%
6.0%	60.0%
7.0%	80.0%
8.0%	100.0%
9.0%	110.0%
10.0%	120.0%
11.0%	130.0%
12.0%	140.0%
≥ 13%	150.0%

The portions of the potential cash incentive bonus based on Non-GAAP EPS for fiscal year 2015 were determined as follows:

Non-GAAP EPS	% of Criteria Amount
< $0.45	—%
$0.45	20.0%
$0.46	40.0%
$0.47	60.0%
$0.48	80.0%
$0.49	100.0%
$0.50	110.0%
$0.51	120.0%
$0.52	130.0%
$0.53	140.0%
≥ $0.54	150.0%

The portions of the potential cash incentive bonus based on Free Cash Flow for fiscal year 2015 were determined as follows:

Free Cash Flow (in millions)	% of Criteria Amount
< $25	—%
$25.0	20.0%
$26.0	40.0%
$27.0	60.0%
$28.0	80.0%
$29.0	100.0%
$30.0	110.0%
$31.0	120.0%
$32.0	130.0%
$33.0	140.0%
≥ $34	150.0%

Under the 2015 Executive Compensation Program, the percentage shown in the right hand columns was awarded when the stated level is reached as a step function. Full percentage Consolidated Revenue Growth and value for Non-GAAP EPS and Free Cash Flow was required to reach each bonus level. Accordingly, there was no partial credit, proration or extrapolation between levels. The amount of cash bonus granted was a percentage based on the same percentage earned according to an average of Consolidated Revenue Growth, Non-GAAP EPS and Free Cash Flow, each weighted in accordance with their respective percentages, for each of our NEOs.

Equity Incentive Bonus
The potential equity incentive bonus component of the 2015 Executive Compensation Program provided that our NEOs were and are eligible to receive an aggregate of up to 170,000 restricted shares of common stock based on the Company meeting certain Average 90 Day Trading Price targets during the fiscal years 2016, 2017, and 2018 as follows:

Name	Shares
Steven T. Plochocki	50,000
Paul A. Holt	30,000
Daniel J. Morefield	30,000
Stephen K. Puckett	30,000
Jocelyn A. Leavitt	30,000

For each of our NEOs, (i) 30% of the potential equity incentive bonus was based on Average 90 Day Trading Price for fiscal year 2016, (ii) 30% of the potential equity incentive bonus is based on Average 90 Day Trading Price for fiscal year 2017, and (iii) 40% of the potential equity incentive bonus is based on Average 90 Day Trading Price for fiscal year 2018. The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2016 were determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$20.00	10.0%
$22.00	20.0%
$23.00	30.0%

The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2017 will be determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$26.00	10.0%
$28.00	20.0%
$30.00	30.0%

The portions of the potential equity incentive bonus based on Average 90 Day Trading Price for fiscal year 2018 will be determined as follows:

Average 90 Day Trading Price	% of Criteria Amount
$32.00	10.0%
$34.00	20.0%
$36.00	40.0%

Under the 2015 Executive Compensation Program, the percentage shown in the right hand columns was and will be awarded when the stated level is reached as a step function. An Average 90 Day Trading Price of no less than the value stated in the left hand columns must be achieved to reach each bonus level. Accordingly, there was and will be no partial credit, proration or extrapolation between levels. The amount of equity bonus granted was and will be the percentage earned according to the relevant fiscal year Average 90 Day Trading Price of each of our NEOs total available potential equity incentive shares.

General Terms for the 2015 Executive Compensation Program

The following terms applied to all officers participating in the 2015 Executive Compensation Program:

•
For purposes of calculating cash and equity incentive bonuses for all NEOs, revenue, expenses and dilutive shares attributable to acquisition targets acquired or divestitures completed during the 2015 fiscal year will be excluded.

•	Officer must be in good standing as a full time employee of the Company on May 31st of the relevant calendar year.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must sign an updated and revised confidential information/non-compete agreement.

•
Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•
The restricted shares granted pursuant to the 2015 Executive Compensation Program are discretionary and shall only be approved by the Compensation Committee based on, among other things, audited financial statements and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy), as such policies may be amended by the Company or applicable law. Any restricted shares granted pursuant to the 2015 Executive Compensation Program following the Compensation Committee’s approval will be granted on May 31st of the relevant calendar year. Each restricted share will fully vest six months following the issuance.

2015 Executive Compensation Program Payouts
For purposes of the 2015 Executive Compensation Program, consolidated revenue increased 10.2% based on revenue of approximately $490.2 million compared to revenue of $444.7 million for fiscal year 2014, consolidated Non-GAAP EPS reached $0.62 and Free Cash Flow was approximately $61.6 million.

On May 14, 2015, based on our results for the 2015 fiscal year and the terms of the 2015 Executive Compensation Program, our Compensation Committee authorized, subject to the satisfaction of certain contingencies which were subsequently satisfied, the award of the following cash and equity incentive payments under the 2015 Executive Compensation Program:

Name	Potential Cash Bonus	Cash Bonus Earned	Potential Equity Bonus (shares)	Equity Bonus Earned (shares)
Steven T. Plochocki	$309,000	$426,420	15,000	—
Paul A. Holt (1)	$185,400	—	9,000	—
Daniel J. Morefield	$226,600	$312,708	9,000	—
Stephen K. Puckett	$185,400	$255,852	9,000	—
Jocelyn A. Leavitt	$162,225	$223,871	9,000	—

(1)
Mr. Holt resigned from his position as Executive Vice President and Chief Financial Officer effective as of April 12, 2015. Pursuant to the 2015 Executive Compensation Program terms, Mr. Holt did not receive any cash or equity incentive payments that were accrued during fiscal year 2015.

2016 Executive Compensation Program Terms
Based on the principles described above under the caption “Compensation Philosophy, Objectives and Components,” on May 14, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for our NEOs for the fiscal year ending March 31, 2016. On May 20, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Stumpf for the fiscal year ending March 31, 2016. On June 3, 2015, our Compensation Committee approved the 2016 Executive Compensation Program for Mr. Frantz, effective July 1, 2015 when Mr. Frantz began his service with the Company. The compensation program includes base salaries in the form of cash, options to purchase the Company’s common stock, restricted shares of the Company's common stock for Mr. Frantz, and both cash and equity incentive compensation components. The incentive compensation components for each of our NEOs will be based on Consolidated Revenue Growth and Non-GAAP EPS Growth for fiscal year 2016 and Average 30 Day Trading Price for fiscal years 2017, 2018 and 2019.
Base Compensation
Salary levels are considered annually as part of our Compensation Committee’s performance review process. From time to time, the Compensation Committee will approve increases in the base salary of our NEOs to maintain our competitiveness for executive talent as necessary. Under the 2016 Executive Compensation Program, the Compensation Committee approved modest increases in the cash salary levels for our NEOs as follows:

•	Rusty Frantz - $600,000, effective July 1, 2015, to be prorated as a percentage of days of fiscal year 2016 employed by the Company;

•
Steven T. Plochocki - $636,000 (an increase from $618,000), which would have been effective August 16, 2015. Following Mr. Plochocki’s resignation as the Company’s President and Chief Executive Officer on June 30, 2015, he is no longer eligible to receive the foregoing increase in base salary;

•	Daniel J. Morefield - $467,000 (an increase from $453,200), effective September 25, 2015;

•	Stephen K. Puckett - $382,000 (an increase from $370,800), effective June 1, 2015;

•	Jocelyn A. Leavitt - $334,000 (an increase from $324,450), effective August 16, 2015;

•	John K. Stumpf - $315,000, effective May 20, 2015

Equity Grant
Each NEO also received a grant of options to purchase the Company’s common stock. For all NEOs other than Mr. Frantz, this grant occurred on May 22, 2015. Mr. Frantz shall receive his grant of options to purchase the Company's common stock upon the effectiveness of the Company's 2015 Equity Incentive Plan, which was adopted by our Board on May 20, 2015, subject to shareholder approval, and is being presented to our shareholders for such approval in Proposal No. 4 of this proxy statement. For a more detailed description of the 2015 Equity Incentive Plan, please see the information under the caption “Approval of the Quality Systems, Inc. 2015 Equity Incentive Plan” below and the full text of the 2015 Equity Incentive Plan appended to this proxy statement as Annex A. The options vest in five equal, annual installments, beginning on the date of grant (with the exception of the options granted to Mr. Frantz, which shall commence vesting on July 1, 2016) and will expire eight years after their grant. The options were and will be granted under one of our shareholder approved option plans, subject to the terms of our standard stock option agreement. For all NEOs other than Mr. Frantz, the options have an exercise price of $16.64. The options to be granted to Mr. Frantz will have an exercise price equal to the closing price of the Company's common stock on the date of grant. The number of stock options granted to each NEO is set forth in the table below.

Name	Options
Rusty Frantz	150,000
Steven T. Plochocki (1)	20,000
Daniel J. Morefield	15,000
Stephen K. Puckett	15,000
Jocelyn A. Leavitt	15,000
John K. Stumpf	10,000

(1)
In connection with Mr. Plochocki’s resignation as the Company’s President and Chief Executive Officer, and pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki,” the 20,000 options granted on May 22, 2015 expired on June 30, 2015.

In addition, Mr. Frantz shall receive an award of 25,000 shares of restricted common stock upon the effectiveness of the Company’s 2015 Equity Incentive Plan. The restricted shares will vest in three equal, annual consecutive installments with the first vesting date occurring on July 1, 2016; provided, however, that the restricted shares shall accelerate and vest in full if Mr. Frantz is terminated without "Cause" (as defined in the Company’s 2015 Equity Incentive Plan) prior to July 1, 2016.

Cash Incentive Bonus

The following table sets forth the potential cash incentive bonus payable to each of our NEOs under the 2016 Executive Compensation Program:

Name	Potential Cash Bonus %	Potential Cash Bonus Amount
Rusty Frantz (1)	75%	$450,000
Steve T. Plochocki (2)	50%	$318,000
Daniel J. Morefield	50%	233,500
Stephen K. Puckett	50%	191,000
Jocelyn A. Leavitt	50%	167,000
John K. Stumpf	50%	157,500

(1)	Any cash incentive bonus payable to Mr. Frantz pursuant to the 2016 Executive Compensation Program shall be prorated as a percentage of days of fiscal year 2016 Mr. Frantz is employed by the Company.
(2)
Pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki,” any cash incentive bonus payable to Mr. Plochocki pursuant to the 2016 Executive Compensation Program shall be prorated as a percentage of days of fiscal year 2016 Mr. Plochocki was employed by the Company.

For each of our NEO’s, (i) 50% of the potential cash incentive bonus is based on Consolidated Revenue Growth for fiscal year 2016, and (ii) 50% of the potential cash incentive bonus is based on Non-GAAP EPS Growth for fiscal year 2016. The portions of the potential cash incentive bonus based on Consolidated Revenue Growth for fiscal year 2016 will be determined as follows:

Consolidated Revenue Growth	% of Criteria Amount
< 6%	—%
6.0%	20.0%
7.0%	40.0%
8.0%	60.0%
9.0%	80.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
≥ 15%	150.0%

The portions of the potential cash incentive bonus based on Non-GAAP EPS Growth for fiscal year 2016 will be determined as follows:

Non-GAAP EPS Growth	% of Criteria Amount
< 6%	—%
6.0%	20.0%
7.0%	40.0%
8.0%	60.0%
9.0%	80.0%
10.0%	100.0%
11.0%	110.0%
12.0%	120.0%
13.0%	130.0%
14.0%	140.0%
≥ 15%	150.0%
Under the 2016 Executive Compensation Program, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function. Full percentage Consolidated Revenue Growth and Non-GAAP EPS Growth must be achieved to reach each bonus level. Accordingly, there will be no partial credit, proration or extrapolation between levels. The amount of cash bonus granted will be a percentage based on the same percentage earned according to an average of Consolidated Revenue Growth and Non-GAAP EPS Growth for each of our NEOs.

Equity Incentive Bonus
The potential equity incentive bonus component of the 2016 Executive Compensation Program provides that our NEOs are eligible to receive an aggregate of up to 320,000 restricted shares of common stock based on us meeting certain Average 30 Day Trading Price targets during fiscal years 2017, 2018, and 2019 as follows:

Name	Shares
Rusty Frantz (1)	150,000
Steven T. Plochocki (2)	50,000
Daniel J. Morefield	30,000
Stephen K. Puckett	30,000
Jocelyn A. Leavitt	30,000
John K. Stumpf	30,000

(1)
Any equity incentive bonus payable to Mr. Frantz pursuant to the 2016 Executive Compensation Program shall be prorated as a percentage of days of fiscal year 2016 Mr. Frantz is employed by the Company.

(2)
Pursuant to the terms of Mr. Plochocki’s separation agreement described further under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki,” any equity incentive bonus payable to Mr. Plochocki pursuant to the 2016 Executive Compensation Program shall be paid as a cash payment equal to the equity incentive bonus value prorated as a percentage of days of fiscal year 2016 Mr. Plochocki was employed by the Company.

For each of our NEOs, (i) 30% of the potential equity incentive bonus is based on Average 30 Day Trading Price for fiscal year 2017, (ii) 30% of the potential equity incentive bonus is based on Average 30 Day Trading Price for fiscal year 2018, and (iii) 40% of the potential equity incentive bonus is based on Average 30 Day Trading Price for fiscal year 2019. The portions of the potential equity incentive bonus based on Average 30 Day Trading Price for fiscal year 2017 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$20.00	10.0%
$22.00	20.0%
$23.00	30.0%

The portions of the potential equity incentive bonus based on Average 30 Day Trading Price for fiscal year 2018 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$26.00	10.0%
$28.00	20.0%
$30.00	30.0%

The portions of the potential equity incentive bonus based on Average 30 Day Trading Price for fiscal year 2019 will be determined as follows:

Average 30 Day Trading Price	% of Criteria Amount
$32.00	10.0%
$34.00	20.0%
$36.00	40.0%

Under the 2016 Executive Compensation Program, the percentage shown in the right hand columns will be awarded when the stated level is reached as a step function. An Average 30 Day Trading Price of no less than the value stated in the left hand columns must be achieved to reach each bonus level. Accordingly, there will be no partial credit, proration or extrapolation between levels. The amount of equity bonus granted will be the percentage earned according to the relevant fiscal year Average 30 Day Trading Price of each of our NEOs total available potential equity incentive shares.
In addition, Mr. Frantz shall also receive a grant of 100,000 options to purchase the Company’s common stock, provided that Mr. Frantz is in good standing as a full time employee of the Company (or a wholly owned subsidiary thereof) through May 31, 2016. The options will be granted on May 31, 2016, vest in five equal, annual installments, beginning on the date of grant and will expire eight years after their grant. The options will be granted under one of our shareholder approved option plans, subject to the terms of our standard stock option agreement. The options to be granted to Mr. Frantz will have an exercise price equal to the closing price of the Company’s common stock on the date of grant.
General Terms For the 2016 Executive Compensation Program
The following terms will apply to all officers participating in our 2016 Executive Compensation Program:

•
For purposes of calculating cash and equity incentive bonuses for all NEOs, revenue, expenses and dilutive shares attributable to acquisition targets acquired or divestitures completed during the 2016 fiscal year will be excluded.

•	Officer must be in good standing as a full time employee of the Company on May 31st of the relevant calendar year.

•	Officer is not allowed to be compensated for work outside of his or her work for the Company without the prior written approval of our Board.

•	Officer must sign an updated and revised confidential information/non-compete agreement.

•
Payment of cash and equity incentive compensation is to be approved by the Compensation Committee, based on audited financial statements. The Compensation Committee’s determination regarding cash and equity incentive compensation will be final.

•
The restricted shares granted pursuant to the 2016 Executive Compensation Program are discretionary and shall only be granted if approved by the Compensation Committee based on, among other things, audited financial statements and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy), as such policies may be amended by the Company or applicable law. Any restricted shares granted pursuant to the 2016 Executive Compensation Program following the Compensation Committee’s approval will be granted on May 31st of the relevant calendar year. Each restricted share will fully vest six months following the issuance.

•
All officers other than Mr. Stumpf must be in compliance with the Company executive stock ownership requirements. Mr. Stumpf shall not be required to comply with the Company executive stock ownership requirements while occupying the Interim Chief Financial Officer role.

Other Benefits
We have a 401(k) plan available to substantially all of our employees. Participating employees may defer each year up to the limit set in the Internal Revenue Code of 1986, as amended (the “Code”). The annual company contribution is determined by a formula set by our Board and may include matching and/or discretionary contributions. The retirement plans may be amended or discontinued at the discretion of our Board. Matching contributions for the NEOs are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year Ended March 31, 2015.
We have a deferred compensation plan available for the benefit of officers and employees who qualify for inclusion. The plan is described below in connection with the Nonqualified Deferred Compensation Table for Fiscal Year ended March 31, 2015.

Perquisites and Other Personal Benefits
We do not offer any meaningful perquisites to our NEOs. Accordingly, we do not pay or reimburse our NEOs for any taxes relating to perquisites or other benefits.

Executive Stock Ownership Guidelines
We have an executive stock ownership policy that requires all executive officers to purchase and retain for the full duration of their tenure as executive officers, shares of the Company’s common stock with a value equal to no less than 25% of the executive officer’s annual base salary at the time of purchase. Each executive officer is required satisfy his share purchase requirement within twelve months of becoming an executive officer and may do so through fully vested Company grants, acquisitions on the open market or by option exercises. While occupying the Interim Chief Financial Officer role, Mr. Stumpf is not subject to our executive stock ownership policy.

Insider Trading Policy
We have an insider trading policy that generally prohibits Board members, officers and employees from engaging in short-term or speculative transactions in our Company’s shares, including short sales, publicly traded options, hedging transactions, holding Company shares in a margin account, pledging Company shares as collateral and standing and limit orders.

Clawback Policy for Compensation Recovery
In order to better align our officers’ long-term interests with those of our Company and our shareholders, we have an executive compensation recovery policy that claws back incentive compensation awarded to an executive officer if the result of a performance measure upon which such award was based is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award. If the result of a performance measure was considered in determining the award, but the award was not made on a formulaic basis, the Compensation Committee will determine the appropriate amount of the recovery. In addition, the Compensation Committee has the authority to recover incentive compensation if an executive officer engaged in intentional misconduct that contributed to an award of incentive compensation that was greater than would have been awarded in the absence of such misconduct

Tax and Accounting Implications
Deductibility of Executive Compensation
As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless the compensation qualifies as performance-based. Our Compensation Committee currently intends that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gains recognized by the optionee will not be deductible if there is no disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee. Also, in certain situations, our Compensation Committee may approve compensation that does not meet deductibility qualifications, in order to ensure competitive levels of total compensation for our executive officers.
Accounting for Stock-Based Compensation
We account for stock-based payments in accordance with Accounting Standard Codification Topic 718, Compensation-Stock Compensation. For further information regarding our accounting for stock-based payments, refer to Note 2 to the Financial Statements contained in our Form 10-K for the fiscal year ended March 31, 2015.

Summary Compensation Table for Fiscal Year Ended March 31, 2015

The following table provides certain summary information concerning the compensation for the fiscal years ended March 31, 2015, 2014 and 2013 for our principal executive officer, our principal financial officer, and the three other most highly compensated executive officers whose total compensation exceeded $100,000 during fiscal year 2015 and who were serving as executive officers at the end of fiscal year 2015 (collectively, the “NEOs”). No executive officers that would have otherwise been includable in the table on the basis of total compensation for fiscal year 2015 have been excluded by reason of their termination of employment or change in officer status during that year.

Name and Title	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compen-sation ($) (2)	Change in Pension Value and Nonquali-fied Deferred Compen-sation Earnings ($) (3)	All Other Compen-sation ($) (4)	Total ($)

Steven T. Plochocki
Chief Executive	2015	$611,259	$—	$—	$87,600	$426,420	$—	$—	$1,125,279
Officer and President	2014	591,905	—	89,750	—	—	—	—	681,655
	2013	565,625	—	—	—	—	—	—	565,625

Paul A. Holt
Executive Vice President and	2015	367,467	—	—	70,080	—	3,648	2,439	443,634
Chief Financial Officer	2014	356,743	—	53,850	—	—	3,516	2,375	416,484
	2013	340,315	—	—	—	—	3,448	—	343,763

Daniel J. Morefield
Executive Vice President and	2015	446,810	—	—	70,080	312,708	4,435	2,290	836,322
Chief Operating Officer	2014	409,240	—	71,800	—	—	3,922	2,556	487,518
	2013	194,712	—	—	103,040	—	—	900	298,652

Stephen K. Puckett
Executive Vice President and	2015	369,249	—	—	70,080	255,852	—	1,991	697,171
Chief Technology Officer (5)	2014	355,004	—	53,850	—	—	—	3,400	412,254
	2013	323,333	—	—	—	—	—	3,343	326,676

Jocelyn A. Leavitt
Executive Vice President,	2015	328,789	2,363	—	70,080	223,871	3,264	406	628,772
General Counsel and Secretary (6)	2014 (7)	308,276	7,877	35,900	48,730	—	2,654	2,374	405,811
	2013 (8)	—	—	—	—	—	—	—	—
____________

(1)
The amounts in the Option Awards column reflect the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. Assumptions made in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended March 31, 2015, included in our Annual Report on Form 10-K filed with the SEC on May 26, 2015.

(2)	The amount reflected in this column represents the amount earned as incentive in the fiscal year.
(3)
The amount reflected in this column represents our Company’s contribution to Nonqualified Deferred Compensation. Earnings are not included in this column as earnings are not considered above-market or preferential.

(4)	The amount reflected in this column represents our Company’s contributions to the 401(k) plan.
(5)	Mr. Puckett was appointed as Chief Technology Officer effective April 1, 2013. Prior to his appointment, Mr. Puckett served as Executive Vice President, Hospital Solutions.
(6)
Ms. Leavitt was appointed as Executive Vice President, General Counsel and Secretary effective June 2, 2014. Prior to her appointment, Ms. Leavitt served as Vice President, Associate General Counsel and Assistant Secretary.

(7)
Ms. Leavitt’s compensation for fiscal year 2014 includes base salary and cash incentive bonuses received for the time she served during the fiscal year prior to her appointment as an officer of the Company.

(8)	No amounts reported for Ms. Leavitt for fiscal year 2013 as she was not an NEO in that year.

Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015

The following table sets forth information regarding plan-based awards granted to our NEOs during the fiscal year ended March 31, 2015.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold ($) (2)	Target ($) (2)	Maximum ($) (2)	Threshold Performance Shares (2)	Target Performance Shares (2)	Maximum Performance Shares (2)

Steven T. Plochocki	—	61,800	309,000	463,500	5,000	15,000	15,000	—	25,000	15.99
Paul A. Holt	—	37,080	185,400	278,100	3,000	9,000	9,000	—	20,000	15.99
Daniel J. Morefield	—	45,320	226,600	339,900	3,000	9,000	9,000	—	20,000	15.99
Stephen K. Puckett	—	37,080	185,400	278,100	3,000	9,000	9,000	—	20,000	15.99
Jocelyn A. Leavitt	—	32,445	162,225	243,338	3,000	9,000	9,000	—	20,000	15.99
____________________

(1)
The actual cash and equity incentive compensation paid is described above under the heading “Compensation Discussion and Analysis—2015 Executive Compensation Program Payouts.” The actual cash incentive compensation paid is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. The compensation cost of the options actually awarded under the 2015 Executive Compensation Program is included in the “Option Awards” column of the Summary Compensation Table above. Information regarding the number of shares underlying the performance shares actually awarded under the 2015 Executive Compensation Program is included in the Outstanding Equity Awards at Fiscal Year End March 31, 2015 table below.

(2)	The amounts set forth in these columns reflect the threshold, target and maximum cash or share incentive awards possible under our cash and equity incentive programs for fiscal year 2015.

Base Salary
Base salaries for the NEOs are described above under the heading “Compensation Discussion and Analysis—Compensation Details—2015 Executive Compensation Program Terms—Base Compensation.”

Cash and Equity Incentive Programs
Cash and equity incentive program payouts made to the NEOs are described above under the headings “Compensation Discussion and Analysis-Compensation Details-2015 Executive Compensation Program Terms-Cash Incentive Bonus,” “Compensation Discussion and Analysis-Compensation Details-2015 Executive Compensation Program Terms-Equity Incentive Bonus” and “Compensation Discussion and Analysis-Compensation Details-2015 Executive Compensation Program Terms-2015 Executive Compensation Program Payouts.”

Separation Agreement with Mr. Plochocki
In connection with Mr. Plochocki’s resignation from his positions as President and Chief Executive Officer of the Company on June 30, 2015, the Company entered into a separation agreement with Mr. Plochocki on June 24, 2015. Pursuant to the separation agreement, Mr. Plochocki received a lump sum separation payment of $618,000 and a lump sum prorated non-employee director Board fee of $9,424 for his service on the Board from June 30, 2015 through the date of our 2015 annual meeting of shareholders.
Provided that Mr. Plochocki makes a timely election for continued coverage pursuant to COBRA, the separation agreement provides that the Company will reimburse Mr. Plochocki for his and his spouse’s continued coverage under the Company’s group health care plan until June 30, 2016 (or until such earlier date as Mr. Plochocki becomes eligible for coverage under another employer’s group health care plan).
Pursuant to the separation agreement, subject to the Company’s attainment of applicable performance goals for the full fiscal year ending March 31, 2016, Mr. Plochocki is eligible to receive a cash payment equal to the prorated value of his cash and equity bonuses payable under the 2015 Executive Compensation Program and the 2016 Executive Compensation Program that are tied to the Company's fiscal year 2016 performance.
The separation agreement provides that, the 20,000 shares of the Company’s common stock that were unvested under Mr. Plochocki’s June 3, 2014 option grant (which have an exercise price of $15.99 per share) vested on June 30, 2015. These and the other vested stock options held by Mr. Plochocki will expire if not exercised on or before the three month anniversary of June 30, 2015.

Employment Agreement with Mr. Frantz
The Company has an employment agreement with Mr. Frantz effective July 1, 2015 that details the terms of his employment as our President and Chief Executive Officer. The term of the employment agreement is “at will”. However, the employment agreement contains various termination and change-in-control provisions as described below under “Potential Payments on Termination of Employment or Change-in-Control.”
Pursuant to the employment agreement, upon the effectiveness of the Company’s 2015 Equity Incentive Plan, we will grant Mr. Frantz (i) options to purchase up to 150,000 shares of our common stock at an exercise price equal to the closing price of the Company’s common stock on the date of grant, which options have an eight year term and vest in five, equal annual installments commencing July 1, 2016; and (ii) 25,000 shares of restricted common stock, which restricted shares will vest in three equal, annual consecutive installments with the first vesting date occurring on July 1, 2016.
The employment agreement provides that Mr. Frantz shall receive three weeks of vacation each year. During fiscal year 2015, Mr. Frantz was not an employee of the Company, and therefore was not eligible for any cash or equity incentive awards. For a description of Mr. Frantz’s potential cash and equity incentive awards for fiscal year 2016, please see the disclosure under “2016 Executive Compensation Program Terms” above.

Outstanding Equity Awards at Fiscal Year Ended March 31, 2015

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (7)	Market Value of Shares of Stock That Have Not Vested ($) (7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven T. Plochocki	14,400	9,600	(1)	—	43.03	05/31/19	—	—	—	—
	11,000	16,500	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	2,500	17.95	—	—
	—	25,000	(8)	—	15.99	06/03/22	—	—	—	—

Paul A. Holt	7,200	4,800	(1)	—	43.03	05/31/19	—	—	—	—
	6,600	9,900	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	1,500	17.95	—	—
	—	20,000	(8)	—	15.99	06/03/22	—	—	—	—

Daniel J. Morefield	4,000	12,000	(3)	—	18.42	09/25/20	—	—	—	—
	—	—		—	—	—	2,000	17.95	—	—
	—	20,000	(8)	—	15.99	06/03/22	—	—	—	—

Stephen K. Puckett	10,750	—	(4)	—	28.48	02/16/18	—	—	—	—
	18,000	12,000	(1)	—	43.03	05/31/19	—	—	—	—
	6,600	9,900	(2)	—	29.45	05/23/20	—	—	—	—
	—	—		—	—	—	1,500	17.95	—	—
	—	20,000	(8)	—	15.99	06/03/22	—	—	—	—

Jocelyn A. Leavitt	3,200	4,800	(5)	—	29.17	05/24/20	—	—	—	—
	2,000	8,000	(6)	—	17.95	05/29/21	—	—	—	—
	—	—		—	—	—	1,000	17.95	—	—
	—	20,000	(8)	—	15.99	06/03/22	—	—	—	—
________________________

(1)
Option was granted May 31, 2011 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 31, 2015 and May 31, 2016.

(2)
Option was granted May 23, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 23, 2015, May 23, 2016, and May 23, 2017.

(3)
Option was granted September 25, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on September 25, 2015, September 25, 2016, and September 25, 2017.

(4)	Option was granted February 10, 2010 and became fully vested on February 10, 2015.
(5)
Option was granted May 24, 2012 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 24, 2015, May 24, 2016, and May 24, 2017.

(6)
Option was granted May 29, 2013 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on May 29, 2015, May 29, 2016, May 29, 2017 and May 29, 2018.

(7)
Restricted stock award was granted May 29, 2013 and is vesting in two equal, annual installments commencing one year after the grant date. Accordingly, the remaining unvested shares are scheduled to vest on May 29, 2015.

(8)
Option was granted June 3, 2014 and is vesting in five equal, annual installments commencing one year after the grant date. Accordingly, the remaining unexercisable shares are scheduled to vest on June 3, 2015, June 3, 2016, June 3, 2017, June 3, 2018 and June 3, 2019.

Option Exercises and Stock Vested During Fiscal Year Ended March 31, 2015

The following table sets forth information regarding options exercised and stock awards vested during fiscal year 2015 for our NEOs. Value realized on exercise is based on the difference between the per share exercise price and the closing sale price of a share of our common stock on the exercise date.

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Steven T. Plochocki	—	$—	2,500	(1)	$41,125
Paul A. Holt	—	—	1,500	(2)	24,675
Daniel J. Morefield	—	—	2,000		32,900
Stephen K. Puckett	—	—	1,500	(3)	24,675
Jocelyn A. Leavitt	—	—	1,000	(4)	16,450

(1)	Includes 939 shares cancelled on May 29, 2014 to cover the tax liability which arose as a result of the vesting.
(2)	Includes 550 shares cancelled on May 29, 2014 to cover the tax liability which arose as a result of the vesting.
(3)	Includes 366 shares cancelled on May 29, 2014 to cover the tax liability which arose as a result of the vesting.
(4)	Includes 396 shares cancelled on May 29, 2014 to cover the tax liability which arose as a result of the vesting.

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of any NEO.

Nonqualified Deferred Compensation for Fiscal Year Ended March 31, 2015

The following table sets forth information regarding our defined contribution or other plan that provides for the deferral of compensation for any NEO on a basis that is not tax-qualified. Participating employees may defer between 5% and 50% of their compensation per plan year. In addition, we may, but are not required to, make contributions into the deferral plan on behalf of participating employees. Each employee’s deferrals together with earnings thereon are accrued as part of the long-term liabilities of our company. Investment decisions are made by each participating employee from a family of mutual funds. To offset this liability, we have purchased life insurance policies on some of our participants. We are the owner and beneficiary of the policies and the cash values are intended to produce cash needed to help make the benefit payments to employees when they retire or otherwise leave our company. Distributions will be paid out to participants either upon retirement, death, termination of employment or upon termination of the nonqualified deferred compensation plan. Distribution will generally equal the deferral amount plus or minus earnings or losses and will be in the form of a lump sum of five annual installments as elected by the participant should the account balance exceed $25,000.

Named Executive Officer	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Steven T. Plochocki	$—	$—	$—	$—	$—
Paul A. Holt	55,120	3,648	38,285	(43,005)	623,491
Daniel J. Morefield	17,872	4,435	2,273	—	41,706
Stephen K. Puckett	—	—	—	—	—
Jocelyn A. Leavitt	82,414	3,264	11,021	—	180,937
_______________________

(1)
No amounts were reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column in the Summary Compensation Table above, as earnings are not considered above-market or preferential.

Potential Payments Upon Termination of Employment or Change-in-Control

The following discussion describes and illustrates potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment, assuming a March 31, 2015 termination date.

Separation Agreement with Mr. Plochocki
Mr. Plochocki was previously subject to an employment agreement which would have provided for payments to Mr. Plochocki in connection with any termination of employment, change-in-control, or change in responsibilities assuming a March 31, 2015 date, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation. Detailed information about the payments made to Mr. Plochocki in connection with his separation agreement is presented above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki.”

Employment Agreement with Mr. Frantz

•	Termination Without Cause
If prior to July 1, 2016, we should terminate Mr. Frantz’s employment without “Cause” (as defined in the Company’s 2015 Equity Incentive Plan), then the 25,000 shares of restricted common stock granted to him upon the effectiveness of the Company’s 2015 Equity Incentive Plan shall accelerate and vest in full.

•	Change of Control Provisions.
All 150,000 options and 25,000 restricted shares granted to Mr. Frantz upon the effectiveness of the Company’s 2015 Equity Incentive Plan, as well as any earned equity incentive bonus payments shall immediately vest (a) in accordance with the “double trigger” change in control provisions provided for under the 2015 Equity Incentive Plan if there is a qualifying termination of Mr. Frantz’s employment in connection with a “Change in Control” (as defined in the 2015 Equity Incentive Plan) or (b) if any successor to the Company in a Change in Control transaction does not assume, substitute or otherwise continue such equity awards held by Mr. Frantz at the time of the Change in Control.
As of March 31, 2015, Mr. Frantz was not an employee of the Company, and therefore no benefits would be payable to Mr. Frantz under his employment agreement assuming a termination event or Change in Control had occurred on March 31, 2015.

Arrangements with Other NEOs
We are not a party to any contracts, agreements, plans or arrangements that would provide payments to Messrs. Holt, Morefield, Puckett or Stumpf or Ms. Leavitt in connection with any termination of employment, change-in-control, or change in responsibilities.

Stock Option and Award Exercisability
Our Amended and Restated 1998 Stock Option Plan (our “1998 Plan”) provides for the issuance of nonqualified and incentive stock options. Our Second Amended and Restated 2005 Stock Option and Incentive Plan (our “2005 Plan”) provides for the issuance of numerous types of stock-based awards, including without limitation, stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, and performance units.
Generally, exercisability of options and other awards granted under our option plans terminate following termination of employment as described in the table below. The consequences described in the column relating to the 2005 Plan apply except to the extent that the 2005 Plan, the applicable award agreement or our Board may otherwise provide where permitted by the 2005 Plan.

Reason for Termination	Exercisability Consequences Under
of Employment	1998 Plan	2005 Plan
Voluntary resignation by employee or termination for cause by us	All options terminate immediately.	All unvested awards terminate immediately.
Retirement pursuant to a company retirement policy, if any, that we adopt	All options terminate immediately.	Options and stock appreciation rights remain exercisable (to the extent vested prior to retirement) until the earlier of the expiration of the award term or three years after retirement.
Termination without cause by us	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 30 days after the termination of employment.
Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or three months after the termination of employment.

Disability	Options remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the option term or 365 days after the termination of employment.
Options and stock appreciation rights remain exercisable (to the extent vested prior to termination) until the earlier of the expiration of the award term or six months after the termination of employment.

For options granted pursuant to our 1998 Plan, our Board has the discretion to accelerate the vesting of any outstanding options held by our NEOs and employees if no provision is made for the continuance of those plans and the assumption of options outstanding under those plans if we dissolve or are liquidated, if we are not the surviving entity in a merger, consolidation, acquisition or other reorganization, if we are the subject of a reverse merger in which more than 50% of our voting shares are converted into cash, property or the securities of another entity, or if we sell substantially all of our property or shares to another entity.
Under our 2005 Plan, our Board may exercise discretion at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an award or the termination of employment of a grantee, to amend any outstanding award or award agreement, including an amendment that would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the award agreement, subject to shareholder approval for any amendments involving repricing of awards.
In addition, awards under our 2005 Plan will fully vest in connection with a change in control as defined in our 2005 Plan. Examples of changes in control under our 2005 Plan generally include, with various exceptions detailed in our 2005 Plan: any person becoming the beneficial owner of more than 50% of the combined voting power of our then outstanding securities; the consummation of certain mergers, consolidations, statutory share exchanges or similar forms of corporate transaction that require approval of our shareholders; our shareholders approving a plan of complete liquidation or dissolution of our company; or the consummation of a sale or disposition of all or substantially all of our assets other than a sale or disposition that would result in our voting securities outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of our company or the surviving entity outstanding immediately after the sale or disposition; or in the case of directors, officers or employees who are entitled to the benefits of a change in control agreement or similar provisions within an agreement entered into by us or a related entity that defines or addresses change in control, “change in control” as defined in such agreement.
Our 2005 Plan also provides that if, within two years after the occurrence of a change in control, a termination of employment occurs with respect to any grantee for any reason other than cause, disability, death or retirement, the grantee will be entitled to exercise awards at any time thereafter until the earlier of (i) the date twelve months after the date of termination of employment and (ii) the expiration date in the applicable award agreement.

Director Compensation for Fiscal Year Ended March 31, 2015

On May 27, 2014, our Compensation Committee recommended, and on May 28, 2014, our Board approved, our 2015 Director Compensation Program. Under the program, each non-employee director was to be awarded shares of restricted common stock upon election or re-election to the Board. The shares vest 50% on each of the first and second anniversaries of our 2014 annual shareholders’ meeting and are nontransferable for one year from the date of vesting. Additionally, the program required that all Board members acquire a minimum of 2,000 shares of our common stock through the investment of their own funds (e.g. open market purchase or option exercise), which minimum amount must be retained as long as they are a director. New directors had nine months in which to acquire such common stock. Additional compensation was payable to the committee chairmen and the chairman of the Board. The program did not pay per-meeting fees. Our non-employee directors are eligible for Company provided COBRA health insurance coverage, for which they are required to pay the full fair market value. For fiscal year 2015, only Mr. Razin elected to receive coverage. The elements of the 2015 Director Compensation Program are set forth in the table below.

Director Compensation Program Category of Director (1)	Employee Director (Tier 0)	Non-Employee Director (Tier 1)	Nominating & Governance and Compensation Committee Chairmen (Tier 2)	Audit Committee Chairman (Tier 3)	Chairman of the Board (Tier 4)

Base Compensation	$—	$80,000	$100,000	$110,000	$120,000
Meeting Fees (2)	—	—	—	—	—
Committee Membership (3)	—	—	—	—	—
Total Cash Compensation (4)	$—	$80,000	$100,000	$110,000	$120,000

Value of Restricted Shares (5)	$—	$80,000	$100,000	$110,000	$120,000
____________

(1)
Pay Tiers: Tier 0 is for directors who are employees. Tier 1 is for independent directors who do not chair our Audit, Compensation or Nominating and Governance Committees and who are not the Chairman of our Board. Tier 2 is for the Chairmen of our Compensation and Nominating and Governance Committees. Tier 3 is for our Audit Committee Chairman. Tier 4 is for our Chairman of our Board. Chairmen of other committees are paid at the highest tier for which they are otherwise eligible. Board members are paid at the highest eligible tier according to his or her role, but not on multiple tiers.

(2)
Meeting attendance at a 100% or near-100% level is mandatory. The program eliminates meeting fees. Board and committee meeting attendance rates for each director shall be reported annually, internally and to the public in accordance with applicable law.

(3)	Board members are expected to serve as committee members as part of their compensation.
(4)	Cash compensation is paid quarterly.
(5)
Restricted shares vest 50% each on the first and second anniversary of the date of grant (provided, however, that vesting accelerates if a director is terminated early or not re-elected to our Board) and are nontransferable for one year from the date of vesting.

The following table provides information concerning compensation for our non-employee directors for the fiscal year ended March 31, 2015. Mr. Plochocki was an employee throughout the fiscal year ended March 31, 2015 and thus received no additional compensation for his service as a director. The compensation received by Mr. Plochocki as an employee is described elsewhere in this proxy statement.

Director Name	Fees Earned or Paid in Cash($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig A. Barbarosh	$97,270	$100,013	$—	$—	$—	$—	$197,283
George H. Bristol	106,360	110,030	—	—	—	—	216,390
James C. Malone	80,000	80,010	—	—	—	—	160,010
Jeffrey H. Margolis (3)	67,507	93,516	—	—	—	—	161,023
Morris Panner	80,000	80,010	—	—	—	—	160,010
D. Russell Pflueger	97,270	100,013	—	—	—	—	197,283
Sheldon Razin	112,719	120,015	—	—	—	—	232,734
Lance E. Rosenzweig	80,000	80,010	—	—	—	—	160,010
______________________

(1)
The amount reflected in this column includes a portion paid at the 2014 Director Compensation Program rate and the remaining portion paid at the 2015 Director Compensation Program rate. The change in the rates was effective on the Annual Meeting date (August 11, 2014).

(2)	The amount reflected in this column represents the grant date fair value of the equity awards made in fiscal year 2015, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation.
(3)
Mr. Margolis was appointed to the Board on May 28, 2014. The fee amount presented is prorated commencing on this date. The equity amount includes two awards, one awarded on the date of appointment and prorated from the date of appointment to the 2014 Annual Meeting date (August 11, 2014) and one awarded on the 2014 Annual Meeting date.

At March 31, 2015, the aggregate number of option awards and shares of restricted stock and restricted stock units outstanding (vested and unvested) for each of the directors named in the table was as follows:

Director Name	Total Option Awards Outstanding	Total Restricted Shares Outstanding
Craig A. Barbarosh	—	12,036
George H. Bristol	10,000	13,032
James C. Malone	—	8,916
Jeffrey H. Margolis		5,868
Morris Panner	—	8,916
D. Russell Pflueger	10,000	12,036
Sheldon Razin	10,000	13,666
Lance E. Rosenzweig	—	9,916

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Pflueger, Barbarosh and Rosenzweig. None of these individuals was, during the fiscal year ended March 31, 2015, an officer or employee of the Company, and none of these individuals ever formerly served as an officer of the Company. No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation Committee Report

Our Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on that review and discussion, our Compensation Committee approved the Compensation Discussion and Analysis for inclusion in this proxy statement and incorporation by reference in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

COMPENSATION COMMITTEE

D. Russell Pflueger, Chairman

Craig A. Barbarosh	Lance E. Rosenzweig

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Board of Directors
General
Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. Our Board consists of nine directors who are elected to serve until the election and qualification of their respective successors.
Director Independence
Our Bylaws require that at least a majority of the members of our Board be independent directors. Our Bylaws define “independent director” as a person other than an executive officer or employee of our company or any other individual having a relationship that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under our Bylaws, the following persons may not be considered independent:

(a)	a director who is, or at any time during the past three years was, employed by us;

(b)
a director who accepted or who has a family member who accepted any compensation from us in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)	compensation for Board or Board committee service;

(ii)	compensation paid to a family member who is an employee (other than an executive officer) of ours; or

(iii)	benefits under a tax-qualified retirement plan, or non-discretionary compensation.
Provided, however, that in addition to the requirements contained in this paragraph (b), audit committee members are also subject to additional, more stringent requirements under Nasdaq Rule 5605(c)(2).

(c)	a director who is a family member of an individual who is, or at any time during the past three years was, employed by us as an executive officer;

(d)
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)	payments arising solely from investments in our securities; or

(ii)	payments under non-discretionary charitable contribution matching programs.

(e)
a director of ours who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of our executive officers served on the compensation committee of such other entity; or

(f)
a director who is, or has a family member who is, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

A “family member” for these purposes means a person's spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person's home.
Our Board has determined that each of our non-employee directors and director nominees is “independent” as defined above and in accordance with applicable Nasdaq listing standards. Mr. Plochocki was a member of our management team until June 30, 2015 and is not independent. Mr. Frantz is a member of our management team and will not be independent if elected. The above definition of independence is posted on our Internet website at www.qsii.com.
Attendance at Board and Shareholders' Meetings
During the fiscal year ended March 31, 2015, our Board held ten (10) meetings. No director attended less than 75% of the aggregate of all Board meetings or meetings held by any committee of the Board on which he served (during the periods that they served) during the fiscal year ended March 31, 2015, except for Mr. Rosenzweig who was unable to attend certain Board and committee meetings due to family medical emergencies.
It is our policy that our directors are invited and encouraged to attend our annual meetings of shareholders. All of our incumbent director nominees who were members of the Board at that time were in attendance at our 2014 annual meeting of shareholders, except for Mr. Rosenzweig who was unable to attend due to a family medical emergency.

Board Leadership Structure
We currently have an independent Chairman separate from the CEO. Our Board believes it is important to maintain flexibility in its Board leadership structure and firmly supports having an independent director in a Board leadership position at all times. Accordingly, our Bylaws provide that, if we do not have an independent Chairman, our Board shall elect an independent Lead Director, having similar duties to an independent Chairman, including leading the executive sessions of the non-management directors at Board meetings. Our current Chairman provides independent leadership of our Board. Having an independent Chairman or Lead Director enables non-management directors to raise issues and concerns for Board consideration without immediately involving management. The Chairman or Lead Director also serves as a liaison between our Board and senior management. Our Board has determined that the current structure, an independent Chairman, separate from the CEO, is the most appropriate structure at this time, while ensuring that, at all times, there will be an independent director in a Board leadership position.
Board Involvement in Risk Oversight
Our Board is actively engaged, as a whole, and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our personnel, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks and potential conflicts of interest. Our Nominating and Governance Committee manages risks associated with the independence and qualifications of our directors. Our Transaction Committee oversees management of risks associated with the acquisition of significant new business enterprises. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks and matters which may evolve into risks.

Board Committees and Charters
Our Board has a standing Audit Committee, Compensation Committee, Transaction Committee and Nominating and Governance Committee. In addition, our Board currently has an Executive Committee, a Special Committee and a Proxy Voting committee, as further described below.
Audit Committee
Our Board has an Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that consists of Messrs. Bristol (Chair), Malone and Pflueger. Our Audit Committee is comprised entirely of “independent” (as defined in Rule 5605(a)(2) of the Nasdaq listing standards) directors and operates under a written charter adopted by our Board. The duties of our Audit Committee include meeting with our independent public accountants to review the scope of the annual audit and to review our quarterly and annual financial statements before the statements are released to our shareholders. Our Audit Committee also evaluates the independent public accountants' performance and determines whether the independent registered public accounting firm should be retained by us for the ensuing fiscal year. In addition, our Audit Committee reviews our internal accounting and financial controls and reporting systems practices and is responsible for reviewing, approving and ratifying all related party transactions.
During the fiscal year ended March 31, 2015, our Audit Committee held seven (7) meetings. Our Audit Committee's current charter is posted on our Internet website at www.qsii.com. Our Audit Committee and our Board have confirmed that our Audit Committee does and will continue to include at least three independent members. Our Audit Committee and our Board have confirmed that Mr. Bristol met applicable Nasdaq listing standards for designation as an “Audit Committee Financial Expert” and for being “independent.”
Nominating and Governance Committee
Our Board has a Nominating and Governance Committee that consists of Messrs. Barbarosh (Chair), Bristol and Pflueger, each of whom is deemed independent. Our Nominating and Governance Committee is responsible for identifying and recommending nominee candidates to our Board, and is required to be composed entirely of independent directors. Our Nominating and Governance Committee may receive suggestions from current Board members, our executive officers or other sources, which may be either unsolicited or in response to requests from our Nominating and Governance Committee for such candidates. Our Nominating and Governance Committee may also, from time to time, engage firms that specialize in identifying director candidates.
Our Nominating and Governance Committee will also consider nominees recommended by shareholders for election as a director. Recommendations should be sent to our Secretary and should include the candidate's name and qualifications and a statement from the candidate that he or she consents to being named in our proxy statement and will serve as a director if elected. In order for any candidate to be considered by our Nominating and Governance Committee and, if nominated, to be included in our proxy statement, such recommendation must be received by the Secretary within the time period set forth under “Proposals of Shareholders,” below.
Our Nominating and Governance Committee works with our Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to our Board. In evaluating the suitability of individual candidates, our Nominating and Governance Committee takes into account many factors, including general understanding of marketing, finance, and other disciplines relevant to the success of a large publicly traded company in today's business environment; understanding of our business; educational and professional background; personal accomplishment; and geographic, gender, age, and ethnic diversity. Our Nominating and Governance Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. Our Nominating and Governance Committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to our Board during their current term.
Once a person has been identified by our Nominating and Governance Committee as a potential candidate, our Nominating and Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If our Nominating and Governance Committee determines that the candidate warrants further consideration, the Chairman of the Committee or another member of our Nominating and Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Nominating and Governance Committee may request information from the candidate, review the person's accomplishments and qualifications and may conduct one or more interviews with the candidate. Our Nominating and Governance Committee may consider all such information in light of information regarding any other candidates that our Nominating and Governance Committee might be evaluating for nomination to our Board. Nominating and Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater firsthand knowledge of the candidate's accomplishments. Our Nominating and Governance Committee may also engage an outside firm to conduct background checks on candidates as part of the nominee evaluation process. Our Nominating and Governance Committee's evaluation process does not vary based on the source of the recommendation, though in the case of a shareholder nominee, our Nominating and Governance Committee and/or our Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.
On May 25, 2011, our Board approved an amendment to the charter of the Nominating and Governance Committee to change its name from Nominating Committee to Nominating and Governance Committee and to expand its authority to develop and recommend to the Board a set of corporate governance principles, to evaluate the nature, structure and operations of the Board and its committees and to make recommendations to address issues raised by such evaluations.
During the fiscal year ended March 31, 2015, our Nominating and Governance Committee held three (3) meetings. Our Nominating and Governance Committee's current charter is posted on our Internet website at www.qsii.com.
Compensation Committee
Our Board has a Compensation Committee that consists of Messrs. Pflueger (Chair), Barbarosh and Rosenzweig. Our Compensation Committee is composed entirely of independent directors, and is responsible for (i) ensuring that senior management will be accountable to our Board through the effective application of compensation policies and (ii) monitoring the effectiveness of our compensation plans applicable to senior management and our Board (including committees thereof) and (iii) following the amendment to the Compensation Committee's charter on May 25, 2011, approving the compensation plans applicable to senior management. Our Compensation Committee establishes and approves compensation policies applicable to our executive officers. During the fiscal year ended March 31, 2015, our Compensation Committee held five (5) meetings. Our Compensation Committee's current charter is posted on our Internet website at www.qsii.com.
Our executive officers have played no role in determining the amount or form of director compensation or compensation of our NEOs, except that in certain situations, our Chief Executive Officer provides information to our Compensation Committee regarding certain accomplishments of the NEOs to assist our Compensation Committee in administering the discretionary portion of cash bonuses for NEOs. We also have conducted discussions with our NEOs concerning information regarding their performance and prospects.
From time to time, our Compensation Committee has engaged certain independent compensation consultants to assist in preparing equity incentive plans for key staff including the NEOs and to assist the committee in establishing base salaries and non-equity plans for the NEOs. In each case, the Compensation Committee has utilized these compensation consultants to compile and present peer-group compensation data to the Committee, but did not delegate any authority to the consultants to determine or recommend the amount or form of executive compensation. The Compensation Committee also consults publicly available compensation data from time to time as part of its Board and executive compensation decisions.
Transaction Committee
Our Board has a Transaction Committee that consists of Messrs. Razin (Chair), Barbarosh, Bristol, Margolis and Panner. The Transaction Committee is responsible for considering and making recommendations to our Board with respect to all proposals involving a change in control of our company or the purchase or sale of assets constituting more than 10% of our total assets. The Transaction Committee is composed entirely of independent directors. The Transaction Committee held eight (8) meetings during fiscal year 2015.
Executive Committee
On May 26, 2010, our Board formed an Independent Directors Compensation and Executive Personnel Committee, which was comprised of all of our independent directors and which was empowered to address personnel and employment related matters concerning our executive officers. On May 25, 2011 our Board changed the name of this Committee to the Independent Directors Executive Personnel Committee and limited the purpose of the Committee to executive employment matters, including hiring, terminating, and the continuing service terms and conditions of executives. On September 5, 2012, our Board again changed the name of this Committee to the Executive Committee, and expanded the scope of this Committee's responsibilities to address matters concerning (i) the Company's executive personnel, (i) non-independent directors and (iii) such other matters as the Board may delegate to the Executive Committee from time to time. The Executive Committee consists of Messrs. Razin (Chair), Barbarosh, Bristol and Pflueger. During the fiscal year ended March 31, 2015, our Executive Committee held one (1) meeting.
Special Committee
We have recently been subject to proxy contests, the use of cumulative voting rights and litigation brought against us by a former director, Mr. Hussein. In light of this history, on May 26, 2010, our Board formed a Special Committee to address matters of this type. Among other things, the Special Committee has been authorized to act on our Board’s behalf in connection with the solicitation and voting of proxies at the annual meeting, except where the Proxy Voting Committee has been authorized to act, as well as all matters related to any litigation or threat of litigation associated with such meeting and its related activities. The Special Committee currently consists of Messrs. Razin (Chair), Barbarosh, Bristol, Pflueger and Rosenzweig. Our Board reviewed and renewed the powers of its Special Committee on August 11, 2014. The Special Committee met one (1) time during fiscal year 2015.
Proxy Voting Committee
Our Board from time to time may appoint a Proxy Voting Committee to provide instruction to our proxy holders to vote proxies in such manner as to provide for the election of the maximum number of our director nominees (for whom authority is not otherwise specifically withheld and to the extent no specific instructions otherwise are given) including, but not limited to, the prioritization of such nominees to whom such votes may be allocated. Under our Bylaws and California law, if any shareholder gives notice at the annual meeting, prior to the voting, of an intention to cumulate the shareholder’s votes in the election of directors, then all shareholders entitled to vote at the annual meeting may cumulate their votes in the election of directors. In the event that cumulative voting applies to the election of directors at the annual meeting, our Board reviewed and renewed the powers of its Proxy Voting Committee on August 11, 2014, which consists of Messrs. Razin (Chair), Barbarosh and Pflueger. During the fiscal year ended March 31, 2015, our Proxy Voting Committee held one (1) meeting.
Lead Director
Under our Bylaws, if at any time our Chairman of the Board is an executive officer of our Company, or for any other reason is not an independent director, a non-executive Lead Director must be selected by our independent directors. The Lead Director must be one of our independent directors, must be a member of our Audit Committee and of our Executive Committee, if we have such a committee, and is responsible for coordinating the activities of our independent directors. The Lead Director assists our Board in assuring compliance with our corporate governance procedures and policies, and coordinates, develops the agenda for, and moderates executive sessions of our Board’s independent directors. Executive sessions are typically held immediately following each regular meeting of our Board, and/or at other times as designated by the Lead Director. The Lead Director approves, in consultation with our other independent directors, the retention of consultants who report directly to our Board. If at any time our Chairman of the Board is one of our independent directors, then he or she will perform the duties of the Lead Director.

Related Matters
Audit Committee Report
Our Audit Committee reports to our Board and provides oversight of our financial management, independent registered public accounting firm, and financial reporting system, including accounting policy. Management is responsible for our financial reporting process, including our system of internal control, and for the preparation of our consolidated financial statements. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion on those statements and on management's assessment of internal control over financial reporting and for reviewing our quarterly financial statements. The Audit Committee has reviewed and discussed our audited consolidated financial statements and the assessments of internal control contained in its annual report on Form 10-K for the fiscal year ended March 31, 2015, with management and our independent registered public accounting firm.
The Audit Committee selects and retains the independent registered public accounting firm, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee has discussed the matters required under Statement on Auditing Standards No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board (“PCAOB”). We have received from our independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding our independent registered public accounting firm's communications with the Audit Committee concerning independence.
The Audit Committee discussed the overall approach, scope and plans for its audit with our independent registered public accounting firm. At the conclusion of the audit, the Audit Committee met with our independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal control and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, our Audit Committee recommended to our Board (and our Board approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2015, and for filing with the SEC.
The Audit Committee has re-appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2016.
AUDIT COMMITTEE
George H. Bristol, Chairman

James C. Malone	D. Russell Pflueger
Code of Ethics
We have adopted a Code of Business Conduct and Ethics, or code of ethics, that applies to our Chief Executive Officer (principal executive officer) and Chief Financial Officer (our principal financial and accounting officer), as well as all directors, officers and employees of the Company. Our code of ethics is posted on our Internet Website located at www.qsii.com and may be found as follows: From our main Web page, first click on “Company Info” and then on “Corporate Governance.” We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of our code of ethics by posting such information on our Website, at the address and location specified above.
Security Holder Communications with our Board
Our Board has established a process to receive communications from our security holders. Security holders may contact any member (or all members) of our Board, or our independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically. Correspondence should be addressed to our Board or any such individual directors, group or committee of directors by either name or title and sent “c/o Corporate Secretary” to 18111 Von Karman, Suite 700, Irvine, California 92612. To communicate with any of our directors electronically, a shareholder should send an e-mail to our Secretary, Jocelyn Leavitt at: jleavitt@qsii.com.
All communications received as set forth in the preceding paragraph will be opened by our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board, any group or committee of directors, our Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16(a) of the Exchange Act, our directors and executive officers and any person who beneficially owns more than 10% of our outstanding common stock (“reporting persons”) are required to report their initial beneficial ownership of our common stock and any subsequent changes in that ownership to the SEC and Nasdaq. Reporting persons are required by SEC regulations to furnish to us copies of all reports they file in accordance with Section 16(a). Based solely upon our review of the copies of such reports received by us, or written representations from certain reporting persons that no other reports were required, we believe that during the fiscal year ended March 31, 2015, all Section 16(a) filing requirements applicable to our reporting persons were met.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons
During fiscal year 2015, our Audit Committee was responsible for reviewing and approving transactions with related persons.
Our Board and Audit Committee have adopted written related party transaction policies and procedures relating to approval or ratification of transactions with related persons. Under the policies and procedures, our Audit Committee is to review the material facts of all related party transactions that require our Audit Committee's approval and either approve or disapprove of our entry into the related party transactions, subject to certain exceptions, by taking into account, among other factors the committee deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. No director may participate in any discussion or approval of a related party transaction for which he or she is a related party. If an interested transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.
Under the policies and procedures, a “related party transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the aggregate amount involved will or may be expected to exceed $30,000 in any calendar year, we are a participant, and any related party has or will have a direct or indirect interest. A “related party” is any person who is or was since the beginning of our last fiscal year an executive officer, director or Board-approved nominee for election as a director and inclusion in our proxy statement at our next annual shareholders' meeting, any greater than 5% beneficial owner of our common stock known to us through filings with the SEC, any immediate family member of any of the foregoing, or any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or holds a similar position or in which such person has a 5% or greater beneficial ownership interest. “Immediate family member” includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person's home (other than a tenant or employee).
Our Audit Committee has reviewed and pre-approved certain types of related party transactions described below. In addition, our Board has delegated to the Chair of our Audit Committee the authority to pre-approve or ratify (as applicable) any related party transaction in which the aggregate amount involved is expected to be less than $15,000. Pre-approved interested transactions include:

•
Employment of executive officers if the related compensation is required to be reported in our proxy statement or if the executive officer is not an immediate family member of another executive officer or a director of our company, the related compensation would be reported in our proxy statement if the executive officer was an “NEO,” and our Compensation Committee approved (or recommended that our Board approve) the compensation.

•	Any compensation paid to a director if the compensation is required to be reported in our proxy statement.

•
Any transaction with another enterprise at which a related party's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 5% of that enterprise, if the aggregate amount involved does not exceed the greater of $30,000 or 5% of that enterprise's total annual revenues.

•
Any charitable contribution, grant or endowment by use to a charitable organization, foundation or university at which a related party's only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $10,000 or 5% of the charitable organization's total annual receipts.

•
Any transaction where the related party's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends or stock splits).

•	Any transaction over which the related party has no control or influence on our decision involving that related party where the rates or charges involved are determined by competitive bids.

•
Any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority, or services made available on the same terms and conditions to persons who are not related parties.

Related Person Transactions
Indemnification Agreements
We are party to indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Articles of Incorporation and Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by California law.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
(Proposal No. 2)
We are asking our shareholders to provide advisory approval of the compensation of our named executive officers, or NEOs, as we have described it in the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables, beginning on page 12. Our executive compensation programs are designed to enable us to recruit, retain and develop effective management talent, who are critical to our success. Such programs reward our NEOs for the achievement of specific annual and long-term goals, including overall Company and business unit goals and the realization of increased shareholder value.
Continued Strong Shareholder Support for Our Compensation Decisions
At our 2014 annual meeting of shareholders, our shareholders approved the compensation of our 2014 NEOs with over 98% approval. The Compensation Committee believes that the strong support from our shareholders demonstrates that our executive compensation programs are designed appropriately to reward performance with responsible and balanced incentives.
The following is a summary of some of the key points of our executive compensation programs. We urge our shareholders to review the “Executive and Director Compensation and Related Information—Compensation Discussion and Analysis” section of this proxy statement and the related executive compensation tables for more information.
Emphasis on Pay-for-Performance
We believe a significant portion of our NEOs' compensation should be variable, at risk and tied directly to the Company's measurable performance. Consistent with these principles, a material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.
Under our 2015 Executive Compensation Program, our NEOs earn cash and equity incentives based on the Company's consolidated revenue growth and fully diluted earnings per share growth.

Fiscal year 2015 was a strong year for Quality Systems, financially and operationally, but also presented both new challenges and new opportunities for us and the healthcare information technology sector as a whole. We saw an increase in our consolidated revenue, and exceeded our target Non-GAAP EPS and Free Cash Flow metrics. Our fiscal year 2015 revenue increased 10.2% from fiscal year 2014, our Non-GAAP EPS reached $0.62 and our Free Cash Flow was $61.6 million. Additionally, our Average 90 Day Trading Price as of May 31, 2015 was $16.01. Under our 2015 Executive Compensation Program, cash bonuses payable to our named executive officers were 138% of their respective annual base salaries, and equity incentives payable to our named executive officers were zero (-0-) restricted shares. The payment of these incentive awards was based on the Company’s attainment of pre-established financial performance goals. This incentive compensation summary does not include payments made to Mr. Holt, who was ineligible for such payments in connection with his resignation. Detailed information about these payments is presented above under the caption “Compensation Details.”

Equity as a key component of compensation to align with our shareholders' interests
We believe that the use of equity-based compensation in the form of stock option grants that vest in five equal, annual installments and equity-based incentives in the form of restricted shares of common stock helps to align the interests of our NEOs with those of our shareholders by encouraging long-term performance. To this end, equity awards are a key component of our executive compensation programs. Under the 2015 Executive Compensation Program, equity awards represented about 24% of our NEOs’ compensation opportunities.
Responsible and Balanced Pay Opportunities That Reflect Best Practices
Our executive compensation programs provide balanced and reasonable pay opportunities and are intended to reflect best practices. In designing our compensation programs, our Compensation Committee adheres to the following:

•
Restrained use of employment agreements and severance arrangements. Only our President and Chief Executive Officer, Mr. Frantz, has an employment agreement that provides for certain payments upon his termination of employment or a change in control of the Company. Mr. Plochocki, our former President and Chief Executive Officer, was previously subject to an employment agreement, however, the terms of such employment agreement were superseded by a separation agreement entered into in connection with his resignation. Detailed information about Mr. Plochocki’s separation agreement is presented above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki.”

•	No perquisites; no tax gross-ups. We do not provide any meaningful perquisites to our NEOs. Accordingly, we do not provide tax gross-ups to our NEOs in connection with perquisites or benefits.

•	No corporate aircraft. We do not provide a corporate aircraft for personal travel of any of our NEOs.

•
Responsible and balanced compensation philosophy. The Compensation Committee's compensation philosophy is to design conservative, responsible and balanced compensation programs that have the highest regard for the interests of our shareholders while still compensating NEOs fairly in light of the Company's performance and market position.

•	Executive stock ownership policy. We have an executive stock ownership policy designed to align our NEOs' long-term interests with those of our shareholders and to discourage excessive risk taking.

•	Executive compensation recovery policy. All incentive compensation awarded to our NEOs may be recovered in the event of a financial restatement or intentional misconduct by the NEO.
Commitment to Strong Governance Standards with Respect to Compensation Programs and Practices

•	Independent compensation committee. Our Compensation Committee is comprised entirely of independent directors.

•	Annual say-on-pay advisory vote. Since 2011, we have held annual say-on-pay advisory votes in accordance with good governance practices and to maintain accountability to our shareholders.

•
Performance goals. A material portion of our NEOs' compensation is in the form of performance-based annual cash and equity incentives that are earned upon the attainment of pre-established financial goals.

•
Risk oversight. Our Compensation Committee oversees and periodically assesses the risks associated with our compensation structure, programs and practices to ensure they do not encourage excessive risk-taking.

•
Authority to engage independent consultants. Our Compensation Committee has the authority to engage its own independent compensation consultants to assist in designing and assessing our executive compensation programs and pay practices.

•
Prohibition on speculative trading. Board members, officers and employees are prohibited under the Company's insider trading policy from engaging in short-term or speculative transactions in our Company's shares.

Recommendation
The Board believes that the information provided above and within the “Executive and Director Compensation and Related Information” section of this Proxy Statement demonstrates that our executive compensation programs are designed appropriately and are working to ensure that management's interests are aligned with our shareholders' interests to support long-term value creation.
The Board has determined to hold a “say-on-pay” advisory vote every year. In accordance with this determination and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution at the 2015 annual meeting:
“RESOLVED, that the Company's shareholders approve, on an advisory basis, the compensation of its NEOs, as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related narrative discussion.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. Although non-binding, the Compensation Committee and the Board will review and consider the voting results when making future decisions regarding our executive compensation programs. Unless the Board modifies its determination on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2016 annual meeting of shareholders.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 3)
Our shareholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accountants to audit our financial statements for the fiscal year ending March 31, 2016. Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board is submitting our Audit Committee's appointment of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment by an affirmative vote of the holders of a majority of our common stock present or represented at the meeting and entitled to vote, our Audit Committee may reconsider whether to retain PricewaterhouseCoopers LLP as our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of us and our shareholders.
We expect that representatives of PricewaterhouseCoopers LLP will attend the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions posed by our shareholders.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed to us by PricewaterhouseCoopers LLP, our principal accountant for professional services rendered in the audit of our consolidated financial statements for the years ended March 31, 2015, and 2014.

	2015	2014
Audit fees	$1,164,539	$1,068,831
Audit-related fees	118,520	—
Tax fees	—	—
All other fees	3,600	3,600

Audit Fees. Audit fees consist of fees billed for professional services for audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Audit-related fees for fiscal 2015 incurred in connection to a Service Organizational Control 2 readiness engagement. No audit-related fees were incurred for fiscal year 2014.

Tax Fees. No tax fees were incurred for fiscal years 2015 or 2014.
All Other Fees. All other fees for fiscal 2015 and 2014 incurred due to the use of a subscription-based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
Our Audit Committee's policy is to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by our Audit Committee prior to the completion of the audit.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES AND VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE.

APPROVAL OF THE QUALITY SYSTEMS, INC. 2015 EQUITY INCENTIVE PLAN

(Proposal No. 4)
The 2015 Equity Incentive Plan, or 2015 Plan, was adopted by our board of directors on May 20, 2015, subject to shareholder approval. If the 2015 Plan is approved by our shareholders, the 2015 Plan will become effective upon registration with the SEC, which the Company intends to do immediately following the approval of this Proposal No. 4. In this Proposal No. 4, our board of directors is requesting shareholder approval of the 2015 Plan.
A description of the material terms of the 2015 Plan are summarized below.
Reasons to Approve the 2015 Plan
On May 25, 2015, our Second Amended and Restated 2005 Stock Option and Incentive Plan, or 2005 Plan, terminated pursuant to its terms and we can no longer grant stock awards under the 2005 Plan. Our board of directors believes that the approval of the 2015 Plan is necessary to enable us to continue to grant stock options and other awards to our employees at levels reasonably necessary to attract, retain and motivate talent. The 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, and to provide long term incentives that align the interests of employees with the interests of our shareholders.
Approval of the 2015 Plan by our shareholders is also required to ensure that stock options and performance-based awards granted under the 2015 Plan may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, which is referred to in this proxy statement as “Section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the shareholders and, accordingly, our shareholders are requested to approve the 2015 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the 2015 Plan (as described in “Description of the 2015 Plan” below).
Forecasted Utilization Rates
In evaluating the 2015 Plan, we reviewed certain management forecasts of equity awards for issuance under the 2015 Plan as set forth below.

	Fiscal 2014 Actual	Fiscal 2015 Actual	Fiscal 2016 Forecast
Common Shares Outstanding — Ending Balance	60,206,000	60,303,000	60,913,000
Options/Awards Outstanding — Ending Balance	1,435,000	1,714,000	2,082,000

Shares Available for Award — Beginning Balance	3,012,000	2,633,000	2,298,000

Adjustments
New Shares Available for Award - Add (1)	—	—	11,500,000
Expiration of Shares Available for Award - Subtract (2)	—	—	(2,298,000)
Grants - Subtract	(526,000)	(518,000)	(671,000)
Cancellations - Add	147,000	183,000	229,000
Restricted Shares and Units fungibility factor - Subtract	—	—	(115,500)
Subtotal Adjustments	(379,000)	(335,000)	8,644,500

Shares Available for Award - Ending Balance	2,633,000	2,298,000	10,942,500
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(1)	Pending shareholder approval of this Proposal No. 4 at the 2015 annual meeting.
(2)	Expiration of the 2005 Plan on May 25, 2015.

In addition, we reviewed certain forecasts of grant utilization for different categories of grants over the three annual periods indicated below. These forecasts included forecasts for executive and employee new hires/promotions, annual refresher grants, and discretionary grants.

	Fiscal 2014 Actual	Fiscal 2015 Actual	Fiscal 2016 Forecast
Option Grants
New Hires	28,000	30,000	180,000
Existing Employees (1)	441,000	440,000	414,000
Subtotal Option Grants	469,000	470,000	594,000

Restricted Shares and Units Grants
New Hires	—	—	25,000
Existing Employees (1)	23,000	—	—
Directors (1)	34,000	48,000	52,000
Subtotal Restricted Shares and Units Grants	57,000	48,000	77,000

Total	526,000	518,000	671,000
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(1)	Option grants and restricted shares and units grants are considered discretionary.
Forecasted Overhang and Burn Rate
We carefully monitor our equity grant activity, total dilution and equity compensation expense in an effort to maximize shareholder value by granting an appropriate number and type of equity awards we believe is necessary and appropriate to attract, reward and retain key employees and directors. In requesting approval of the 2015 Plan, we are asking shareholders for a pool of shares that we believe will be sufficient for a number of years to provide an appropriate amount of equity for attracting, retaining, and motivating employees and directors as we continue to grow our business. We also reviewed certain forecasts of overhang and burn rate with respect to employee and non-employee directors, as summarized below.

	Fiscal 2014 Actual	Fiscal 2015 Actual	Fiscal 2016 Forecast
Issued Overhang % (1)	2.4%	2.8%	3.4%
Total Overhang % (2)	6.8%	6.7%	21.4%
Gross Burn Rate as a % of Outstanding (3)	0.9%	0.9%	1.1%
Adjusted Burn Rate as a % of Outstanding (4)	0.6%	0.6%	0.7%
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(1)	Issued Overhang is (total shares subject to outstanding options + total shares subject to outstanding full value awards)/total common shares outstanding.
(2)	Total Overhang is (total shares subject to outstanding options + total shares subject to outstanding full value awards + total remaining pool reserve)/total common shares outstanding.
(3)	Gross Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted)/weighted average common shares outstanding.
(4)
Adjusted Burn Rate is (total shares subject to options granted + total shares subject to full value awards granted - total shares subject to options and full value awards that expired, terminated or were forfeited)/weighted average common shares outstanding.

Note Regarding Forecasts and Forward-Looking Statements
We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal No. 4 include embedded assumptions regarding option exercise which are highly dependent on the public trading price of our common stock and other factors, which we do not control and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our board of directors recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our shareholders access to certain information for purposes of evaluating the 2015 Plan. These forecasts reflect various assumptions regarding our future operations.
The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our shareholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21A of the 1934 Act. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the year ended March 31, 2015.

The 2015 Plan Combines Compensation and Governance Best Practices
In addition, the 2015 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices including:

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Repricing is not allowed without shareholder approval. The 2015 Plan prohibits the repricing of outstanding equity awards and the cancelation of any outstanding equity awards that have an exercise price or strike price greater than the current fair market value of our common stock in exchange for cash or other stock awards under the 2015 Plan without prior shareholder approval.

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Shareholder approval is required for additional shares. The 2015 Plan does not contain an annual “evergreen” provision. The 2015 Plan authorizes a fixed number of shares, so that shareholder approval is required to issue any additional shares, allowing our shareholders to have direct input on our equity compensation programs.

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Fungible share reserve. The 2015 Plan has a fungible share reserve, which increases the rate at which the share reserve is depleted for stock awards other than stock options and stock appreciation rights, in order to minimize shareholder dilution. The number of shares available for issuance under the 2015 Plan will be reduced by one share for each share of common stock subject to a stock option or stock appreciation right and by 2.5 shares for each share of common stock subject to any other type of award issued pursuant to the 2015 Plan, and such shares of common stock will return to the share reserve at the same rates.

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Reasonable share counting provisions. In general, when awards granted under the 2015 Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of common stock tendered to us in payment of the exercise price of stock options or stock appreciation rights, or withheld by us to cover tax withholding obligations upon exercise of stock options or stock appreciation rights will not be returned to our share reserve.

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No liberal change in control provisions. The definition of change in control in our 2015 Plan requires the consummation of an actual transaction so that no vesting acceleration benefits may occur without an actual change in control transaction occurring. Our 2015 Plan does not provide for single-trigger acceleration in the event of a change in control transaction

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No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

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Submission of amendments to the 2015 Plan to shareholders. The 2015 Plan requires shareholder approval for material amendments to the 2015 Plan, including, as noted above, any increase in the number of shares reserved for issuance under the 2015 Plan.

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Flexibility in designing equity compensation scheme. The 2015 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, other stock awards and performance cash awards. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

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Broad‑based eligibility for equity awards. We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with shareholder interests and motivate our employees to act as owners of the business.

•	Limit on equity awards. The 2015 Plan limits the number of shares of our common stock that may be granted to any one participant during any one fiscal year.

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Limit on non-employee director compensation. The 2015 Plan provides for a limit on the aggregate amount of equity and cash compensation that may be awarded to any one non-employee director during any one fiscal year.

Description of the 2015 Equity Incentive Plan
The material features of the 2015 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2015 Plan. Shareholders are urged to read the actual text of the 2015 Plan in its entirety, which is appended to this proxy statement as Annex A to the copy of this Proxy Statement filed with the SEC, which may be accessed from the SEC’s website at www.sec.gov.
Types of Awards
The terms of the 2015 Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in cash, stock, or other property.
Shares Available for Awards
If this Proposal No. 4 is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2015 Plan will not exceed (1) 11,500,000 newly requested shares plus (2) any shares subject to outstanding stock awards granted under the 2005 Plan that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right.
The number of shares available for issuance under the 2015 Plan will be reduced by (1) one share for each share of common stock issued pursuant to an option grant or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (2) 2.5 shares for each share of common stock issued pursuant to restricted stock awards, restricted stock unit awards, performance stock awards, or other stock awards granted under the 2015 Plan.

To the extent there is a share of common stock issued pursuant to a stock award (whether granted under the 2015 Plan or the 2005 Plan), other than a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying stock on the date of grant, and such share of common stock again becomes available for issuance under the 2015 Plan, then the number of shares of common stock available for issuance under the 2015 Plan will increase by 2.5 shares.
Any shares subject to a stock award that are not delivered to a participant because the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) will not again become available for issuance under the 2015 Plan. Additionally, any shares reacquired by us pursuant to our withholding obligations in connection with a stock option or stock appreciation right or as consideration for the exercise of a stock option or stock appreciation right will not again become available for issuance under the 2015 Plan. However, any shares reacquired by us pursuant to our withholding obligations in connection with a restricted stock award, restricted stock unit award, performance stock award or other stock award will become available for issuance under the 2015 Plan.
In addition, if a stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued in full or is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2015 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to, or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2015 Plan.

As of May 25, 2015, the date on which the 2005 Plan terminated pursuant to its terms, stock options to purchase approximately 1,986,176 shares were outstanding and awards other than stock options covering an aggregate of 76,705 shares were outstanding. The weighted-average exercise price of all stock options outstanding as of May 25, 2015 was $23.02, and the weighted-average remaining term of such stock options was 5.9 years. As of May 25, 2015, the closing price of our common stock as reported on the NASDAQ Global Market was $16.64 per share and a total of 60,301,193 shares of our common stock were outstanding. As of May 25, 2015, no awards have been granted under the 2015 Plan.
Eligibility
All of our employees, non-employee directors and consultants are eligible to participate in the 2015 Plan and may receive all types of awards; provided that incentive stock options may be granted under the 2015 Plan only to our employees (including officers) and employees of our affiliates. As of June 16, 2015, we have 2966 employees, 8 non-employee directors and approximately 60 consultants.

Grant Limits

Under the 2015 Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. The maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. Such limits are designed allow us to grant awards that are exempt from the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code.

In addition, the maximum number of shares subject to awards granted during a single fiscal year to any non-employee director under this plan and under any other equity plan maintained by us, taken together with any cash fees paid to such non-employee director during the fiscal year, shall not exceed $500,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any award granted in a previous fiscal year).

Administration
The 2015 Plan is administered by our board of directors, which may in turn delegate authority to administer the 2015 Plan to a committee. Our board of directors has delegated concurrent authority to administer the 2015 Plan to its compensation committee, but may, at any time, revert in itself some or all of the power previously delegated to the compensation committee. Our board of directors and our compensation committee are considered to be the “plan administrator” for purposes of this Proposal. Subject to the terms of the 2015 Plan, the plan administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the plan administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2015 Plan.
Repricing; Cancellation and Re-Grant of Stock Awards
Under the 2015 Plan, the plan administrator does not have the authority to reprice any outstanding stock option, stock appreciation right or other stock award by reducing the exercise, purchase or strike price of such stock award or to cancel any outstanding stock option, stock appreciation right or stock award that has an exercise price greater than the current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our shareholders within 12 months prior to the repricing or cancellation and re-grant event.
Stock Options
Stock options may be granted under the 2015 Plan pursuant to stock option agreements. The 2015 Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.
The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases (see “Limitations” below), may not exceed five years. Except as explicitly provided otherwise in an optionholder’s stock option agreement, stock options granted under the 2015 Plan generally terminate three months after termination of the optionholder’s service unless (i) termination is due to the optionholder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the optionholder dies before the optionholder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the optionholder’s death) within 18 months following the optionholder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the optionholder is terminated for cause in which case the stock option will cease to be exercisable immediately upon the optionholder’s termination, or (iv) the stock option by its terms specifically provides otherwise. In addition, the plan administrator may grant options with different terms. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2015 Plan will be determined by the plan administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the plan administrator.
Stock options granted under the 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the plan administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2015 Plan may be subject to different vesting schedules as the plan administrator may determine. The plan administrator also has flexibility to provide for accelerated vesting of stock options in certain events.
Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the plan administrator or a duly authorized officer. Additionally, an optionholder may, with the approval of the plan administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the optionholder’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2015 Plan is 20,000,000 shares.
Restricted Stock Awards
Restricted stock awards may be granted under the 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the plan administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2015 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the plan administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the plan administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Stock Appreciation Rights
Stock appreciation rights may be granted under the 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the plan administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The plan administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the plan administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2015 Plan.
Performance Awards
The 2015 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our board of directors also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.
In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.
Performance goals under the 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) total shareholder return; (5) return on equity or average shareholder’s equity; (6) return on assets, investment, or capital employed; (7) stock price; (8) margin (including gross margin); (9) income (before or after taxes); (10) operating income; (11) operating income after taxes; (12) pre-tax profit; (13) operating cash flow; (14) sales or revenue targets; (15) increases in revenue or product revenue; (16) expenses and cost reduction goals; (17) improvement in or attainment of working capital levels; (18) economic value added (or an equivalent metric); (19) market share; (20) cash flow; (21) cash flow per share; (22) share price performance; (23) debt reduction; (24) implementation or completion of projects or processes; (25) customer satisfaction; (26) shareholders’ equity; (27) capital expenditures; (28) debt levels; (29) operating profit or net operating profit; (30) workforce diversity; (31) growth of net income or operating income; (32) billings; and (33) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, our compensation committee (and our board of directors, to the extent that an award is not intended to comply with Section 162(m) of the Code) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, our board of directors retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2015 Plan. The plan administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the plan administrator.
Clawback/Recovery
Stock awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our board of directors may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Changes to Capital Structure
In the event of certain capitalization adjustments, the plan administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; (iv) the class(es) and maximum number of securities that may be awarded to any non-employee director; and (v) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Transactions
In the event of a transaction (as defined in the 2015 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

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arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our shareholders pursuant to the transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

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cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration, as our board of directors may consider appropriate; and

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make a payment, in such form as may be determined by our board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The board of directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.
For purposes of the 2015 Plan, a transaction will be deemed to occur in the event of a corporate transaction or a change in control. A corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 50% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
A change of control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our shareholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets; or (iv) when a majority of our board of directors becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of our board members or their approved successors.
Change in Control
Under the 2015 Plan, a stock award may be subject to additional acceleration of vesting and exercisability in the event of a qualifying termination that occurs in connection with a change in control (as defined in the 2015 Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.
Plan Amendments and Termination
Our board of directors will have the authority to amend or terminate the 2015 Plan at any time. However, except as otherwise provided in the 2015 Plan, no amendment or termination of the 2015 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain shareholder approval of any amendment to the 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2015 Plan after the tenth anniversary of the earlier of the date the 2015 Plan was adopted by our board of directors or approved by our shareholders.
U.S. Federal Income Tax Consequences
The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.
Incentive Stock Options
The 2015 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
Restricted Stock Awards
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights
We may grant under the 2015 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2015 Plan.
Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
New Plan Benefits

2015 Equity Incentive Plan
Name and position	Dollar value		Number of shares
John R. Frantz, President and Chief Executive Officer			325,000	(1) (2)
Daniel J. Morefield, Executive Vice President and Chief Operating Officer			51,000	(2) (3)
Stephen K. Puckett, Executive Vice President and Chief Technology Officer			51,000	(2) (3)
Jocelyn A. Leavitt, Executive Vice President, General Counsel and Secretary			51,000	(2) (3)
John K. Stumpf, Interim Chief Financial Officer			30,000	(2)
All current executive officers as a group			445,000	(1) (2)
All current directors who are not executive officers as a group	$830,000	(4)
All employees, including all current officers who are not executive officers, as a group			445,000	(5)

(1)
Awards to be granted to Mr. Frantz include signing equity grants covering 150,000 stock options and 25,000 restricted shares. In addition, Mr. Frantz is eligible to receive up to a maximum of 150,000 performance shares discussed below. The stock options will have a term of eight years and will vest in five equal annual installments with the first vesting date occurring on the first anniversary of his employment start date. The restricted shares will vest in three equal annual installments with the first vesting date occurring on the first anniversary of his employment start date; provided that the restricted shares will vest in full if Mr. Frantz is terminated without cause (as defined in the 2015 Plan) prior to the first anniversary of his employment start date.

(2)
Awards to be granted to Messrs. Frantz, Morefield, Puckett and Stumpf and Ms. Leavitt include performance shares under the 2016 Executive Compensation Program covering 150,000 for Mr. Frantz and 30,000 for each of Messrs. Morefield, Puckett and Stumpf and 30,000 for Ms. Leavitt. The performance shares granted pursuant to the 2016 Executive Compensation Program are discretionary and shall only be granted if approved by the Compensation Committee based on, among other things,  achievement of target average daily closing stock prices during the thirty calendar-day period ending on the April 30th immediately following each of the 2016, 2017 and 2018 fiscal years and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy), as such policies may be amended by the Company or applicable law.

(3)
Awards to be granted to Messrs. Morefield and Puckett and Ms. Leavitt include performance shares under the 2015 Executive Compensation Program covering 21,000 for each of Messrs. Morefield and Puckett and Ms. Leavitt. The performance shares granted pursuant to the 2015 Executive Compensation Program are discretionary and shall only be granted if approved by the Compensation Committee based on, among other things, achievement of target average daily closing stock prices during the ninety calendar-day period ending on the May 31st immediately following each of the 2016 and 2017 fiscal years and subject to the Company’s standing compensatory policies (e.g., the Company’s Clawback Policy), as such policies may be amended by the Company or applicable law.

(4)
Awards granted under the 2105 Equity Incentive Plan to our non-employee directors are to be made pursuant to the Company’s 2016 Directors’ Compensation Plan. Under that plan, each director is to be awarded restricted shares of the Company’s common stock (“Restricted Stock”) upon the date of the effectiveness of the Company’s then current Equity Incentive Plan effective as of the date of his election or re-election to the Board equivalent to the value amounts as follows: $130,000 for the Board Chairperson, $120,000 for the Audit Committee Chairperson, $110,000 for each of the Nominating & Governance Committee Chairperson and the Compensation Committee Chairperson, and $90,000 for each other non-employee director. The shares of Restricted Stock will be valued at the price of the Company’s common stock at the close of trading on the date of the director’s election or re-election to the Board. The Restricted Stock will be issued according to the standard form of the Company’s form of Restricted Stock Agreement and pursuant to the Company’s 2015 Equity Incentive Plan and will carry a restriction requiring that the Restricted Stock vest in two equal installments over two consecutive years with the vesting dates being the next two meeting dates of the Company’s annual shareholders’ meeting following the director’s election or re-election to the Board. In the event of an annual shareholders’ meeting immediately following which a director that previously received Restricted Stock under the 2016 Director Compensation Plan is not reelected to the Board, then any unvested shares of Restricted Stock held by such director shall immediately vest and become transferable on the date of such annual shareholders meeting. The Restricted Stock shall be granted on a pro-rata basis for directors appointed to serve less than a full year. For additional information regarding our current compensation arrangements for non-employee directors, please see “Executive Compensation-Director Compensation” above.

(5)
Other than as described above, awards granted under the 2015 Equity Incentive Plan to our executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2015 Equity Incentive Plan, and our Board and our Compensation Committee have not granted any additional awards under the 2015 Equity Incentive Plan subject to shareholder approval of this Proposal No. 4. In addition, because the Company has entered into a separation agreement with Mr. Plochocki, described further above under the caption “Grants of Plan-Based Awards for Fiscal Year Ended March 31, 2015-Separation Agreement with Mr. Plochocki,” which by its terms terminated Mr. Plochocki’s eligibility for any equity incentive bonus under the 2015 Executive Compensation Program and 2016 Executive Compensation Program that would be granted after Mr. Plochocki’s departure from the Company on June 30, 2015, we have not included any potential grants to be made to Mr. Plochocki with respect to fiscal year 2016 in this table. Accordingly, other than described above, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the 2015 Equity Incentive Plan are not determinable.

Required Vote and board of directors Recommendation
Approval of Proposal No. 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes are counted towards a quorum, but will have no effect on the outcome of the vote. Our board of directors believes that approval of Proposal No. 4 is in our best interests and the best interests of our shareholders for the reasons stated above.
OUR BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE QUALITY SYSTEMS, INC. 2015 EQUITY INCENTIVE PLAN.

ANNUAL REPORT AND AVAILABLE INFORMATION
Our annual report containing audited financial statements for our fiscal years ended March 31, 2015 and 2014 accompanies this proxy statement. Such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material. Our Internet website address is www.qsii.com. We make our periodic and current reports, together with amendments to these reports, available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may access such filings under the “Investor Relations” button on our website. Members of the public may also read and copy any materials we file with, or furnish to, the SEC at its Public Reference Room at 100 F Street, NE, Washington, DC 20549. To obtain information on the operation of the Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at www.sec.gov that contains the reports, proxy statements and other information that we file electronically with the SEC. The information on our Internet website is not incorporated by reference into this Proxy Statement. Our common stock trades on the Nasdaq Global Select Market under the symbol “QSII.”
Shareholders may obtain free of charge a copy of our latest annual report (without exhibits) as filed with the SEC by writing to: Investor Relations, Quality Systems, Inc., 18111 Von Karman Avenue, Suite 700, Irvine, California 92612 or calling (949) 255-2600. In addition, all of our public filings, including our annual report, can be found free of charge on the SEC's website at www.sec.gov.
PROPOSALS OF SHAREHOLDERS
We have two separate and distinct rules concerning the timing of submission of shareholder proposals:

•
SEC Regulation. Pursuant to Rule 14a-8 of the SEC, proposals by shareholders that are intended for inclusion in our proxy statement and proxy and to be presented at our next annual meeting must be received by us by March 4, 2016, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the SEC governing shareholder proposals.

Company Bylaws. Under our Bylaws, for all proposals by shareholders (including nominees for director) to be timely, a shareholders' notice must be delivered to, or mailed and received at, our principal executive offices not less than 60 days nor more than 120 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or public disclosure of the date of the scheduled annual meeting is given or made, then notice by the shareholder, to be timely, must be delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made. The shareholder notice must also comply with certain other requirements set forth in our Bylaws, a copy of which may be obtained by written request delivered to our Secretary.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has implemented rules regarding the delivery of proxy materials (that is, annual reports, proxy statements, proxy statements combined with a prospectus or any information statements provided to shareholders) to households. This method of delivery, often referred to as “householding,” would permit us to send a single annual report and/or a single proxy statement to any household in which two or more shareholders reside if we believe those shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process. Each shareholder would continue to receive a separate notice of any meeting of shareholders and proxy card. The householding procedure reduces the volume of duplicate information you receive and reduces our expenses. We may institute householding in the future and will notify registered shareholders who would be affected by householding at that time.
Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of Quality Systems, Inc., you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this proxy statement or our latest annual report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.

OTHER MATTERS
Our Board does not intend to present any business at the annual meeting other than the matters described in this proxy statement. If any other matters are presented properly for action at the annual meeting or at any adjournments or postponements thereof, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of our Board or a properly authorized committee thereof.
By Order of the Board of Directors,
QUALITY SYSTEMS, INC.
Jocelyn A. Leavitt
Executive Vice President, General Counsel
and Secretary
Irvine, California
July 2, 2015
ALL SHAREHOLDERS ARE URGED TO PROMPTLY SUBMIT THEIR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE BY FOLLOWING THE INSTRUCTIONS IN THE PROXY CARD, WHICH WAS OR WILL BE MAILED TO YOU ON OR ABOUT JULY 2, 2015.

ANNEX A

QUALITY SYSTEMS, INC.
2015 EQUITY INCENTIVE PLAN
ADOPTED BY THE BOARD OF DIRECTORS: MAY 20, 2015
APPROVED BY THE SHAREHOLDERS: [ ] [ ], 2015

1.General.
(a)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(b)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(c)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.Administration.
(a)Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek shareholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
(c)Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
(d)Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(e)Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event.
3.Shares Subject to the Plan.
(a)Share Reserve.
(i)Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 11,500,000 shares plus (B) any shares subject to outstanding stock awards granted under the Second Amended and Restated 2005 Stock Option and Incentive Plan (the “Prior Plan”) that from and after 12:01 a.m. Pacific time on May 26, 2015 (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (such shares described in (i), (ii) and (iii), the “Returning Shares”) (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(iii)Subject to subsection 3(b), the number of shares available for issuance under the Plan will be reduced by: (i) one (1) share for each share of stock issued pursuant to an Option granted under Section 5 or a SAR granted under Section 5 and

(ii) two and a half (2.5) shares for each share of Common Stock issued pursuant to a Stock Award other than an Option or SAR on the date any such Stock Award is granted.
(b)Reversion of Shares to the Share Reserve.
(i)Shares Available For Subsequent Issuance. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited will revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), to the extent (i) there is issued a share of Common Stock pursuant to a Stock Award under the Plan (other than an Option or SAR) or (ii) there is a Returning Share granted under the Prior Plan pursuant to an award other than an option or stock appreciation right, and in either case, such share of Common Stock becomes available for issuance under the Plan pursuant to Section 3(a) or this Section 3(b), then the number of shares of Common Stock available for issuance under the Plan will increase by two and a half (2.5) shares for each such share.
(ii)Shares Not Available For Subsequent Issuance. If any shares subject to an Option are not delivered to a Participant because the Option is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant will not remain available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(h) with respect to an Option or SAR (but not with respect to any other type of Stock Award) or as consideration for the exercise of an Option or SAR will not again become available for issuance under the Plan.
(c)Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be twenty million (20,000,000) shares of Common Stock.
(d)Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations will apply.
(i)A maximum of two million (2,000,000) shares of Common Stock subject to Options or SARs may be granted to any Participant during any fiscal year. Notwithstanding the foregoing, if any additional Options or SARs are granted to any Participant during any fiscal year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s shareholders.
(ii)A maximum of two million (2,000,000) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one fiscal year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)A maximum of two million dollars ($2,000,000) may be granted as a Performance Cash Award to any one Participant during any one fiscal year.
(e)Limitation on Grants to Non-Employee Directors. The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed Five Hundred Thousand Dollars ($500,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Stock Award granted in a previous fiscal year).
(f)Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.Eligibility.
(a)Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Shareholders. A Ten Percent Shareholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5.Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a)Term. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Shareholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c)Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash, check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d)Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company's then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
6.Provisions of Stock Awards Other than Options and SARs.
(a)Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c)Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii)Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv)Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.
(d)Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
(a)Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.Miscellaneous.
(a)Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j)Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k)Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
(l)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.
9.Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a)(i), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 3(d), (iv) the class(es) and maximum number of securities that may be awarded to any Non-Employee Director pursuant to Section 3(e) and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)Dissolution. Except as otherwise provided in the Stock Award Agreement, in the event of a Dissolution of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such Dissolution, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the Dissolution is completed but contingent on its completion.
(c)Transactions. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Transaction:
(i)arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);

(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;
(v)cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration, as the Board, in its sole discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.
(d)Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a qualifying termination that occurs in connection with a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.
10.Plan Term; Earlier Termination or Suspension of the Plan.
(a)The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.Effective Date of Plan.
This Plan will become effective on the Effective Date.
12.Choice of Law.
The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s failure to substantially perform his or her duties with the Company or an Affiliate; (ii) such Participant’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or an Affiliate to whom such Participant directly or indirectly reports; (iii) such Participant’s commission of an act of fraud or dishonesty resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (iv) such Participant’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, involving economic, financial or reputational injury to the Company or an Affiliate; (v) such Participant’s material violation of any material written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Affiliates resulting in actual economic, financial or reputational injury to the Company or an Affiliate; (vi) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; or (vii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of two (2) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)“Common Stock” means the common stock of the Company.
(k)“Company” means Quality Systems, Inc., a California corporation.

(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(n)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(o)“Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(p)“Director” means a member of the Board.
(q)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)“Dissolution” means when the Company, after having executed a certificate of dissolution with the State of California, has completely wound up its affairs. Conversion of the Company into a Limited Liability Company (or any other pass- through entity) will not be considered a “Dissolution” for purposes of the Plan.
(s)“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of shareholders of the Company held in 2015, provided this Plan is approved by the Company’s shareholders at such meeting.
(t)“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(u)“Entity” means a corporation, partnership, limited liability company or other entity.
(v)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(w)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(x)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(y)“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(z)“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
(aa)“Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(bb)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(cc)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(dd)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ee)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ff)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(gg)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(hh)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(ii)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(jj)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.
(kk)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(ll)    “Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(mm)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item.
(nn)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(oo)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(pp)    “Plan” means this Quality Systems, Inc. 2015 Equity Incentive Plan.
(qq)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(uu)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(vv)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(ww)    “Rule 701” means Rule 701 promulgated under the Securities Act.
(xx)    “Securities Act” means the Securities Act of 1933, as amended.
(yy)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(bbb)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(ddd)    “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
(eee)    “Transaction” means a Corporate Transaction or a Change in Control.

QUALITY SYSTEMS, INC.
ATTN: JOCELYN A. LEAVITT, SECRETARY
18111 VON KARMAN AVE., STE 700
IRVINE, CA 92612-1007

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUALITY SYSTEMS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors*	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Rusty Frantz
02) Craig A. Barbarosh
03) George H. Bristol
04) James C. Malone
05) Jeffrey H. Margolis
06) Morris Panner
07) D. Russell Pflueger
08) Sheldon Razin
09) Lance E. Rosenzweig

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. Advisory vote to approve the compensation of our named executive officers.	▢	▢	▢
3. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending March 31, 2016.	▢	▢	▢
4. Approval of the Quality Systems, Inc. 2015 Equity Incentive Plan.	▢	▢	▢

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

* If cumulative voting is invoked, this proxy authorizes the proxy holders to cumulate the votes that you are entitled to cast for all director nominees and allocate them, in the discretion of our Proxy Voting Committee, among director nominees for which you do not withhold authority to vote. To cumulate votes as to a particular nominee, check the box to the right and follow the instructions in the Proxy Statement. Please do not check the box unless you want to exercise cumulative voting. ▢

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date

Signature (Joint Owners) | Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

M94682-TBD

QUALITY SYSTEMS, INC.
PROXY FOR 2015 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Jocelyn A. Leavitt and John K. Stumpf, and each of them, individually, as attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Quality Systems, Inc. ("QSI") held of record by the undersigned as of June 16, 2015, at the Annual Meeting of Shareholders of QSI to be held at the Center Club located at 650 Town Center Drive, Costa Mesa, California 92626, on August 11, 2015, at 1 p.m. local time and at all adjournments and postponements thereof ("the Annual Meeting"), upon the following matters, which are described in QSI's Proxy Statement for the Annual Meeting. QSI's Board of Directors recommends a vote "FOR ALL" the director nominees and a vote "FOR" proposals 2, 3 and 4. In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in QSI's Proxy Statement concerning the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations. Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors for which authority to vote has not been withheld, in accordance with the instruction of the Board of Directors or an authorized committee thereof. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof.

Continued and to be signed on reverse side